PRELIMINARY OFFERING CIRCULAR JUNE 1, 2020, SUBJECT TO REVISION

Atlis Motor Vehicles, Inc.

A Delaware Corporation

Maximum Offering Amount: $25,000,000

This is our initial public offering (the “Offering”) of securities of Atlis Motor Vehicles, Inc, a Delaware corporation (“Atlis” or the “Company”).  We are offering for sale 3,033,981 shares of our Class A Class A common stock, $.0001 par value per share, at $8.24 per share (the “Shares”) on a “best efforts” basis. This offering will terminate on the earlier of (i) November 30, 2020, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company; or (ii) the date on which the Maximum Offering is sold; or (iii) when our board of directors elects to terminate the Offering (in either case, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, development expenses, offering expenses and other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement, of which this Offering Circular is a part (the “Offering Statement”),is qualified by the United States Securities and Exchange Commission (the “SEC” or the “Commission”). The offering is made in reliance upon an exemption from registration under the federal securities laws provided by Rule 251 of Regulation A (as promulgated by the SEC in 17 CFR 230.251 et seq. under the Securities Act of 1933, as amended (the “Securities Act” or the “1933 Act”).

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in Atlis.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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	Price to Public	Sales Commissions (1)	Proceeds to the Company (2)
Per share of Class A common stock	$8.24	$0.41	7.83
Maximum Offering	$25,000,000	$1,250,000.00	$23,750,000

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

(1)	Includes up to a maximum of five percent (5%) of the gross proceeds of this Offering for sales commissions. The Company has retained JumpStart Securities to act as a broker-dealer in this transaction. JumpStart Securities will not receive any finders fees, but will receive a commission/brokerage fee of $10,000 plus 1.5% of the aggregate amount of gross proceeds from the offering. Additionally, escrow and technology fees for payment facilitation will equal 3% assuming the offering is completely fulfilled.
(2)	Does not include expenses of the Offering, including but not limited to, fees and expenses for marketing and advertising of the Offering, media expenses, fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $1,000,000.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR CLASS A COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THE DATE OF THIS OFFERING CIRCULAR IS JUNE 1, 2020.

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TABLE OF CONTENTS

TABLE OF CONTENTS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
OFFERING SUMMARY	6
REGULATION A + OFFERING	9
RISK FACTORS	10
USE OF PROCEEDS	33
DILUTION	34
MANAGEMENT’S DISCUSSION AND ANALYSIS	37
OUR BUSINESS	45
PROPERTY	49
LEGAL PROCEEDINGS	50
MANAGEMENT	50
EXECUTIVE COMPENSATION	50
SECURITY OWNERSHIP OF MANAGEMENT	52
DESCRIPTION OF SECURITIES	52
PENNY STOCK REGULATION	53
DIVIDEND POLICY	53
OFFERING INCENTIVES	53
PLAN OF DISTRIBUTION	54
ADDITIONAL INFORMATION ABOUT THIS OFFERING	55
OFFERING PERIOD AND EXPIRATION DATE	56
EXPERTS	57
CERTIFICATION	58
INDEPENDENT AUDITOR’S REPORT	59
FINANCIAL STATEMENTS	61
AUDIT NOTES	65
PART III - EXHIBIT INDEX	71

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has not been a change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Atlis Motor Vehicles,” “Atlis,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Atlis Motor Vehicles, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

·	Our ability to effectively execute our business plan, including without limitation our ability to fully develop our XP Platform, XT Pickup Truck, subscription model, mass production, and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate;

Our ability to manage our research, development, expansion, growth and operating expenses;

·	Our ability to evaluate and measure our business, prospects and performance metrics, and our ability to differentiate our business model and products;

·	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving electric vehicle industry.

·	Our ability to respond and adapt to changes in technology and customer behavior; and

·	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

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Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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OFFERING SUMMARY

This summary highlights information contained elsewhere in this Offering Circular, but might not contain all of the information that is important to you. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Class A common stock. As such, before investing in our Class A common stock, you should read the entire Offering Circular carefully, including the “Risk Factors” section and our historical financial statements and the notes thereto attached as part of this Offering Circular. For purposes of this Offering Circular, unless otherwise indicated or the context otherwise requires, all references herein to “Atlis Motor Vehicles, Inc.,” “Atlis,” the “Company,” “we,” “us,” and “our” refer to Atlis Motor Vehicles, Inc., a Delaware corporation. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Company

Atlis Motor Vehicles, Inc. was formed as a Delaware corporation on November 9, 2016. Atlis Motor Vehicles Inc is an early-stage development and manufacturing company of plug in electric trucks. The Company can be best described as a technology development company working toward providing a Vehicle as a Service platform for electric heavy duty and light duty work vehicles. The company is in the process of developing electrified vehicle, infrastructure, and software platforms for work fleets. At the core of Atlis Motor Vehicles’ hardware platform will be proprietary battery technology capable of charging a full-size pickup truck in 15 minutes, and a modular system architecture capable of scaling to meet the specific vehicle or equipment application needs. We want to build a truck with unprecedented capabilities at a reasonable price. We also want to change the customer experience from sales, ordering, financing, and delivery to maintenance and service.

Principal Product and its market

●	Atlis Motor Vehicles has several pillars of product focus for our business. These pillars are:
●	Battery technology. Our goal is to offer a superior battery technology solution that offers unparalleled performance in charging as well as inclement weather and output performance.
●	XP Platform and connected vehicle technology. As we look to the future of electrification, Atlis Motor Vehicles XP Platform aims to provide a scalable technology solution with a connected cloud, mobile, service, and charging ecosystem that will provide unprecedented workflows and customer experiences moving forward. This platform of technology will be leveraged to develop new vehicle solutions quickly while minimizing costs and time The XP technology platform will allow Atlis Motor Vehicles to work quickly with strategic partners looking to develop new vehicle solutions for niche and mass-market opportunities while leveraging the vast network of capabilities we look to provide.
●	Advanced charging stations. The Atlis Motor Vehicles Advanced Charging Station, or AAC, is being designed to boast the highest power solution to enter the market, a 1.5MW charging station, that's as simple to operate as filling up your gas vehicle today or plugging in a Tesla vehicle.
●	The XT Pickup truck. The XT Pickup truck will be our flagship vehicle product offering. The XT Pickup truck aims to represent every key piece of technology Atlis Motor Vehicles is developing and how this technology can be utilized to bring capable, non-compromising vehicle solutions through electrification. The XT Pickup truck will be our market entry solution into the world of work, and is intended to be just the beginning of a long line of vehicle solutions built on our XP Platform.

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How We Will Generate Revenue

Atlis Motor Vehicles is still in the research and development stage and does not currently produce a product for sale. Atlis will soon exit the early stages of product and company development, whereupon it will produce a working prototype. Atlis has not yet generated any sales of the XT Pickup truck or XP Platform to date. The Company is still in the development stage, and will be for at least 12-18 more months. We expect to finalize development of the production model and begin producing trucks for delivery and sale by the end of calendar year 2021.

Atlis Motor Vehicles has received substantial interest in its product via reservations submitted on the Company’s website. The total value of these reservations, if all such reservations were converted to sales, is over $1.5 billion. This projection was generated by extrapolating the XT Pickup Truck’s predicted average sales price of $59,968 by the number of electronic reservations made on the Company's website. These reservations are non-binding, non-deposit, and require no down payment or reservation fee. Atlis has foregone the requirement for a refundable deposit in favor of allowing reservation holders to become investors in Atlis Motor Vehicles through our Regulation CF offering. This expressed interest should not be taken as a guarantee of sale.

Market

Industry
Pickup trucks have been the top three best-selling vehicles in the US for the past five years. Altogether, including the new and used truck market, vehicle up-fitter market, and charging opportunity, the total market opportunity for us is north of $241B, and we have already received over $1.5B in reservations. Currently there are no electric pickup trucks in the market, and Atlis intends to capture the largest market share of the electric work truck market. Our proprietary battery technology is being designed to allow us to deliver unprecedented range and charge times.

Target market demographics
We’re developing technology that will power work. Our target customers for the Atlis XT are work vehicle fleet owners, and our target customers for the Atlis XP Platform are work vehicle manufacturers. We intend to add value for customers across multiple target industries, including construction, agriculture, and logistics.

The Atlis XT pickup truck will be Atlis Motor Vehicles’ flagship product, capable of 500 miles of range, 35,000 lbs. fifth wheel towing capability, and 15 minute charge time from 0-100%. The Atlis XT will be the first application of our core product offering, the Atlis XP Platform, our electric vehicle technology platform that is currently in development and is being designed for applications with work vehicles: RVs, box trucks, delivery vehicles, tractors, construction equipment, and beyond. Our modular design will allow the Atlis XP Platform to easily accommodate the sizes, shapes, and use cases of a variety of different work vehicles.

Volume targets
We will take a strategic approach to scale: first we will bring the XP Platform to market to drive revenue as we work toward the launch of the XT pickup truck. We are in talks with multiple companies in construction, agriculture, and logistics industries, and we are working to create a proof of concept for one large logistics company this summer. We will ship them initial trial XP Platforms integrated with their delivery vehicles. For calendar year 2021, our volume targets are: 1000 XP Platforms and 100 XT Trucks. In calendar year 2022 we’re targeting production of 4,000 XP Platforms and 1,000 XT Trucks.

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Geographic sales territory
Ultimately, Atlis is building a technology platform that is intended to add value across the globe, and our long-term vision includes expansion to the rest of the world. We will begin manufacturing in the USA, and our initial sales focus is in the USA. We’ve also had multiple conversations with a Japanese logistics company, and the opportunity is large enough to prioritize sales and infrastructure in Japan.

Distribution Channels

Our hardware and services will be conducted online via our website. Fleet and consumer customers will be able to purchase the Atlis XP Platform, Atlis XT Pickup Truck, and Atlis advanced charging solutions online. Our advanced charging infrastructure will require users to be able to purchase electricity at our charging stations. This purchase will be conducted through the cloud-based mobile application and website we plan to build.

Growth Strategy

Our strategy for growth is to focus on execution. We are completing the design work to deliver our production prototype in the second half of 2020. From there, we will stand up production and begin building products. Once we have started production, we plan to leverage influencer marketing and customer word of mouth to generate additional interest in our products. We will develop a dedicated sales team pursuing larger fleet customers.

Risk Factors

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, among others:

-	Atlis is a fledgling company without having developed any products in the past
-	Uncertainty exists as to whether Atlis will be able to raise sufficient funds to continue developing the XP platform and XT pickup truck
-	Future capital raises may dilute current stockholders’ ownership interests
-	Atlis will experience losses for the foreseeable future
-	Development timelines are at risk of delays outside of Atlis’ control
-	Competition will be stiff
-	Scaling up manufacturing will be a challenge and fraught with potential pitfalls
-	Product recall could cripple growth
-	Product liability could result in costly litigation
-	We may face regulatory challenges
-	We may not be able to successfully manage growth
-	We may not be successful in developing an effective direct sales force
-	Raising capital may be costly
-	Atlis stock is not marketable and initial investors should be aware that the investment is speculative
-	Lack of diversification could cause you to lose all or some of your investment if initial products fail
-	Our executive officer and executive staff will retain most of Atlis’ voting rights

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Corporate Information

Atlis Motor Vehicles, Inc. was incorporated under the laws of the State of Delaware on November 9, 2016. Our Chief Executive Officer, President and Secretary has not been in bankruptcy, receivership or any similar proceeding. Our principal executive offices are located at 1828 North Higley Road, Mesa, AZ 85205. Our website address is www.atlismotorvehicles.com. Information on our web site is not part of this Offering Circular.

REGULATION A+

We are offering our Class A common stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the Securities and Exchange Commission after the qualification of the offering statement of which this Offering Circular forms a part.

The Offering

Securities Offered:	3,033,981 shares of Class A common stock at $8.24 per share
Class A common stock Outstanding:
Prior to the offering	17,151,882 shares
After the offering	20,185,863shares
(Assuming the sale of all shares offered)

Use of Proceeds:

If we sell all of the Shares being offered, our net proceeds (after our estimated commissions, if any, but excluding our estimated Offering expenses) will be approximately Twenty Million Dollars ($23,7500,000). We will use these net proceeds for our product research and development, expenses associated with the marketing and advertising of the Offering, working capital and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Class A common stock involves a high degree of risk. See “Risk Factors.”

No Market:	There is no market for our Class A common stock and there can be no assurance that a market will develop.

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RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of Class A common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

RISKS RELATED TO OUR COMPANY

ATLIS IS A FLEDGLING COMPANY

Atlis Motor Vehicles is a relatively new company that was incorporated on November 9th 2016. Atlis has no history, no clients, no revenues. If you are investing in this company, it's because you think the Atlis electric pickup truck is a good idea, that Atlis will be able to successfully market, manufacture and sell its electric pickup truck, and that it will be priced appropriately to sell sufficient units to make Atlis profitable. We have yet to fully develop or sell any electric vehicles. As of right now, aim to develop an electric truck that has no commercial contemporaries. In the meantime, other companies could develop successful alternatives. We have never turned a profit and there is no assurance that we will ever be profitable.

We also have no history in the automotive industry. Although Atlis has taken significant steps in building brand awareness, Atlis is a new company and currently has no experience developing or selling motor vehicles. As such, it is possible that Atlis Motor Vehicles’ lack of history in the industry may impact our brand, business, financial goals, operation performance, and products.

We should be considered a “Development Stage Company,” and our operations will be subject to all the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of our business plans. Further, because there is no history of operations there is also no operating history from which to evaluate our executive management’s ability to manage our business and operations and achieve our goals or the likely performance of the Company. Prospective investors should also consider the fact that our management team has not previously developed or managed similar companies. No assurances can be given that we will be able to achieve or sustain profitability.

UNCERTAINTY EXISTS AS TO WHETHER OUR BUSINESS WILL HAVE SUFFICIENT FUNDS OVER THE NEXT 12 MONTHS, THEREBY MAKING AN INVESTMENT IN ATLIS SPECULATIVE.

We require additional financing to complete development and marketing of our XP Platform until the vehicle is in production and sufficient revenue can be generated for us to be self-sustaining. Our management projects that in order to effectively bring the products to market, that it will require approximately $20,000,000.00 over the next 12 months to cover costs involved in completing the prototype and beginning to develop a supply chain.  In the event that we are unable to generate sufficient revenues, and before all of the funds now held by us and obtained by us through this offering are expended, an investment made in Atlis may become worthless.

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If we cannot continue to raise further rounds of funding, we cannot succeed. Atlis will require additional rounds of funding to complete development and begin shipments of the Atlis XT pickup truck. If Atlis is unable to secure funding, we will be unable to succeed in our goal of developing the world’s best pickup truck. Atlis will require additional capital infusion to sustain operations. We predict that we will need to raise an additional $418 million dollars to finalize the prototype, obtain regulatory approvals, scale production, and continue lean production and sales for the following 4 years to our point of predicted profitability. If we are unable to raise adequate financing, we will be unable to sustain operations for a prolonged period of time.

We expect to significantly increase our spending to advance the development of our products and services and launch and commercialize the products for commercial sale. We will require additional capital for the further development and commercialization of our products, as well as to fund our other operating expenses and capital expenditures. We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of one or more of our products and services. We may also seek collaborators for the products at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available. Any of these events could significantly harm our business, financial condition and prospects.

The expected gross offering proceeds of a maximum of $19,000,000 to $20,000,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued development and implementation of our business plan, if only a fraction of this Offering is sold, or if certain assumptions contained in the business plans prove to be incorrect, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund our business plan.

WE NEED TO RAISE ADDITIONAL CAPITAL TO MEET OUR FUTURE BUSINESS REQUIREMENTS AND SUCH CAPITAL RAISING MAY BE COSTLY OR DIFFICULT TO OBTAIN AND COULD DILUTE CURRENT STOCKHOLDERS’ OWNERSHIP INTERESTS.

We are seeking to raise $25,000,000 at $8.24 per share in this offering on a best efforts basis to implement our plan and meet our capital needs for the next 12 months of operations. Additionally, we may sell equity shares in a private placement pursuant to Regulation D. We will use the proceeds from these offerings to complete a working prototype and prepare for production.  See the section entitled “Use of Proceeds” for a description of the manner in which we plan to use proceeds from this offering.

We have relied upon cash from financing activities and in the future, we expect to rely on the proceeds from this Offering, future debt and/or equity financings, and we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Class A common stock will likely include financial and other covenants that will restrict our flexibility.

Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities. If we do not obtain additional financing, our prototype will never be completed, in which case you would likely lose the entirety of your investment in us.

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At this time, we have not secured or identified any additional financing.  We do not have any firm commitments or other identified sources of additional capital from third parties or from our officer and director or from other shareholders.  There can be no assurance that additional capital will be available to us, or that, if available, it will be on terms satisfactory to us.  Any additional financing will involve dilution to our existing shareholders.  If we do not obtain additional capital on terms satisfactory to us, or at all, it may cause us to delay, curtail, scale back or forgo some or all of our product development and/or business operations, which could have a material adverse effect on our business and financial results. In such a scenario, investors would be at risk to lose all or a part of any investment in our Company.

WE HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN A PROFIT.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY OR WE ARE UNABLE TO RAISE ENOUGH ADDITIONAL FUNDS FOR OPERATIONS, THE SHAREHOLDERS WILL EXPERIENCE A DECREASE IN VALUE AND WE MAY HAVE TO CEASE OPERATIONS.

We are a development-stage technology company that began operating and commenced research and development activities in 2016. As a recently formed development-stage company, we are subject to all of the risks and uncertainties of a new business, including the risk that we may never develop, complete development or market any of our products or services and we may never generate product or services related revenues. Accordingly, we have only a limited history upon which an evaluation of our prospects and future performance can be made. We only have one product currently under development, which will require further development, significant marketing efforts and substantial investment before it and any successors could provide us with any revenue. As a result, if we do not successfully develop, market and commercialize our XT pickup truck on the XP platform, we will be unable to generate any revenue for many years, if at all. If we are unable to generate revenue, we will not become profitable, and we may be unable to continue our operations. Furthermore, our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There can be no assurances that we will operate profitably.

We expect to incur operating losses in future periods due to the high cost associated with developing an electric vehicle from the ground up.  We cannot be sure that we will be successful in generating revenues in the near future and in the event we are unable to generate sufficient revenues or raise additional funds we will analyze all avenues of business opportunities.  Management may consider a merger, acquisition, joint venture, strategic alliance, a roll-up, or other business combination to increase business and potentially increase the liquidity of the Company.  Such a business combination may ultimately fail, decreasing the liquidity of the Company and shareholder value or cause us to cease operations, and investors would be at risk to lose all or part of their investment in us.

WE DO NOT EXPECT TO GENERATE REVENUE IN THE NEXT 24 MONTHS

We currently do not have a product ready for sale to customers. To date, we have funded our operations from sales of our securities and contributions from our founders. We have not received, and do not expect to receive any revenues from the sale of our vehicles for at least 24 months. Such a time estimate may be adversely affected by a number of factors, including the inability prototype to operate properly, mechanical hurdles, our lack of capital resources to commence an effective marketing campaign, the success of this Offering, competition and other factors, some of which may be beyond our control. We may never succeed in these activities, and may not generate sufficient revenues to continue our business operations or achieve profitability.

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COMPETITION MAY CROWD THE MARKET

We face significant barriers in development of a competitive EV in a crowded market space. Atlis Motor Vehicles faces significant technical, resource, and financial barriers in development of a battery electric vehicle intended to compete in a crowded pickup truck space. Incumbents, also known as legacy manufacturers, have substantially deeper pockets, larger pools of resources, and more significant manufacturing experience. Atlis will need to contract with development partners who may have existing relationships with incumbent manufacturers, these relationships may pose a significant risk in our ability to successfully develop this program. The Atlis product is differentiated from all currently announced electric trucks in that it will be a full-size, heavy-duty truck with capabilities that match or exceed internal combustion trucks of the same size. However, we have a lot of work to do before we reach production. There is a chance that other competitors may release similar full-sized electric trucks before we exit the research and development phase. If several competitors release full-sized electric trucks before Atlis, it will be exceedingly difficult to penetrate the market.

There are several potential competitors who are better positioned than we are to take the majority of the market. We will compete with larger, established Automotive Manufacturers who currently have products on the markets and/or various respective product development programs. They have much better financial means and marketing/sales and human resources than us. They may succeed in developing and marketing competing equivalent products earlier than us, or superior products than those developed by us. There can be no assurance that competitors will not render our technology or products obsolete or that the plug in electric pickup truck developed by us will be preferred to any existing or newly developed technologies. It should further be assumed that that competition will intensify. Atlis Motor Vehicles' success depends on our ability to continuously raise funding, keep cost under control, and properly execute in our delivery of the Atlis Motor Vehicles XT pickup truck, Atlis Motor Vehicles XP truck platform, and Advanced Charging Station.

In order to be competitive, we must have the ability to respond promptly and efficiently to the ever-changing marketplace.  We must establish our name as a reliable and constant source for professional conversion and transmission services. Any significant increase in competitors or competitors with better, more efficient services could make it more difficult for us to gain market share or establish and generate revenues.   We may not be able to compete effectively on these or other factors.

RELIABLE SUPPLIERS MAY BE HARD TO FIND

As Atlis does not currently manufacture any products, we will be starting from scratch in creating and developing supplier relationships. Currently, most major suppliers have agreements with legacy manufacturers that far exceed the scale and volume at which Atlis will operate. While we intend to make as many components in-house as possible, we will have to rely on third party suppliers to manufacture some of our components and specifications. Without having already developed these relationships, we may encounter challenges in ensuring we receive the quality parts we need at the price and volume required. These supplier challenges may result in unintended delays and/or product inferiority.

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SCALING UP MANUFACTURING WILL BE A CHALLENGE

Electric Vehicle Technology is changing rapidly There is significant development and investment into electric vehicle technology being made today. Such rapidly changing technology conditions may adversely affect Atlis Motor Vehicles' ability to continuously remain a market leader, provide superior product performance, and an outstanding customer experience. If we are unable to control the cost of development, cost of manufacturing, and cost of operations, Atlis may be substantially affected. If we are unable to maintain substantially lower cost of manufacturing, developing, design, distributing, and maintaining our vehicles, we may incur significant cost increases which can be material substantial to the operation of our business. We have made, and will continue to make substantial investments into the development of Atlis Motor Vehicles, such investments may have unforeseen costs that we have been unable to accurately predict, which may significantly impact our ability to execute our business as planned. Atlis will face significant costs in development and purchasing of materials required to build the XT pickup truck, XP truck platform, and Advanced Charging Station through external partnerships. These purchases are subject to conditions outside the control of Atlis Motor Vehicles and as such, these conditions may substantially affect our business, product, brand, operational, and financial goals.

Atlis will continuously and diligently work towards obtaining multiple sources of materials and components to mitigate risk in our supply chain. However, it is possible that specific components or solutions required to manufacture an electric vehicle may be subject to intellectual property, material availability, or expertise owned solely by a single supplier. A condition such as a single source supplier may hinder our ability to secure the cost, schedule, and long term viability of Atlis Motor Vehicles XT pickup truck, XP truck platform, or Advanced Charging Station. We may be inherently subjected to conditions which permit only a single source supplier for specific components necessary to develop and manufacture the Atlis Motor Vehicles XT pickup truck, XP truck platform, and Advanced Charging Station, magnifying this risk.

UNFORESEEN FACTORS MAY ADJUST TIMELINES

Any valuation of Atlis at this stage is pure speculation. Atlis Motor Vehicles’ business success, timeline, and milestones are estimations. Atlis’ production projections, sales volume, and cost models are only estimates. Atlis produced these valuations based on existing business models of successful and unsuccessful efforts of other companies within the technology and automotive industries. All such projections and timeline estimations may change as Atlis continues in development of a plug in electric vehicle, charging station and manufacturing facilities.

We are currently in the development phase of the Atlis Motor Vehicles XT pickup truck and have not yet started manufacturing and sales. Cost overruns, scheduling delays, and failure to meet product performance goals may be caused by, but not limited to, unidentified technical hurdles, delays in material shipments, and regulatory hurdles. We may experience delays in design and manufacturing of the Atlis XT pickup truck We may experience significant delays in bringing the Atlis Motor Vehicles XT pickup truck to market due to design considerations, technical challenges, material availability, manufacturing complications, and regulatory considerations. Such delays could materially damage our brand, business, financial goals, operation results, and product.

A PRODUCT RECALL COULD CRIPPLE GROWTH

If the Atlis Motor Vehicles' XT pickup truck, XP truck platform, or Advanced Charging Station are unable to meet performance and quality criteria, we may be required to perform product recalls to address said concerns. A product recall can have substantial cost related to performing such corrective actions. Although Atlis will perform significant internal testing and qualifications, as well as external qualifications through approved 3rd party vendors against industry standards and regulatory requirements, there will be unperceived conditions which may negatively impact the customer or Company expected performance and safety of our vehicles. As such, Atlis may perform a corrective action such as a recall of products, mandatory repairs of defective components, or litigation settlements which can materially affect our financial goals, operation results, brand, business, and products. If we are unable to provide significant charging stations, our business success may be substantially affected.

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A significant portion of our success is our ability to deploy the appropriate number of charging stations, in strategic locations relative to our customers and customer behaviors. If Atlis is unable to deploy charging stations to specified locations, this may negatively affect our brand, business, financial goals, operational results, and product success in the market. As such, to meet said availability requirements, Atlis will require significant capital investments to rapidly deploy said Advanced Charging Stations, as well as development of relationships with third party members who can assist in deployment of said charging stations. If we are unable to address service requirements, we may negatively affect our customer experience. As such, Atlis Motor Vehicles will require service capabilities to be established in locations within close proximity to our XT pickup truck and XP truck platform owners. Atlis Motor Vehicles' ability to engage with 3rd party operating service stations, as well as our ability to establish company operated locations, will be critical to the success of developing a positive customer experience.

PRODUCT LIABILITY

While Atlis will work diligently to meet all company and regulatory safety requirements, there is a chance that a component catastrophically fails. It is possible that through unknown circumstances or conditions out of our control, some person is injured by our product. The risk of product liability claims and adverse publicity can always occur when manufacturing, developing, marketing, and selling a brand new product that was developed from scratch. If a customer or other party were to be injured by an Atlis product, the ensuing litigation costs and reputational damage could be irreparable.

WE MAY FACE REGULATORY CHALLENGES

We are substantially at risk of unfavorable governmental regulations. Motor vehicles are subject to substantial regulation under international, federal, state, local and foreign laws regarding safety, performance, and import regulations. Our vehicles will need to comply with many governmental standards and regulations relating to vehicle safety, fuel economy, emissions control, noise control, and vehicle recycling, among others. Compliance with all of these requirements may delay our production launch, thereby adversely affecting our business and financial condition.

Additionally, there is a chance that some economically advantageous governmental incentives or subsidies will be removed or repealed before our product reaches production. Such changes to the governmental regulatory structure could have an adverse effect on profitability.

IF WE CANNOT CONTINUE TO INNOVATE, OUR REVENUE GROWTH RATE AND PROFITS MAY BE REDUCED

To successfully develop and grow our business, we must develop, distribute and commercialize our products, secure strategic partnerships with various businesses, and bring our products to market on schedule and in a profitable manner, as well as spend time and resources on the development of future products, services and business strategies that are complementary to our initial electric vehicle and business plan. Delays or failures in launch of the XT pickup could hurt our ability to meet our growth objectives, which may affect our financial projections and may impact our stock price. Moreover, if we are unable to continually develop and evolve our business strategy and launch additional products and services in the future, our business will be entirely dependent on the success of the XT Pickup, which could hurt our ability to meet our objectives. We cannot guarantee that the XT pickup will be able to achieve our expansion goals alone. Our ability to expand successfully will depend on a number of factors, many of which are beyond our control.

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WE MAY HAVE DIFFICULTY PROTECTING OUR INTELLECTUAL PROPERTY

Our pending patents and other intellectual property could be unenforceable or ineffective once patent reviews are completed. We anticipate patent review completion and patents issued in calendar year 2021. For any company creating brand new products, it is imperative to protect the proprietary intellectual property to maintain a competitive advantage. There is no doubt that a significant portion of Atlis’s current value depends on the strength and imperviousness of these pending patents. We intend to continue to file additional patent applications and build our intellectual property portfolio as we discover new technologies related to the development of plug in electric vehicles.

We believe that intellectual property will be critical to our success, and that we will rely on trademark, copyright and patent law, trade secret protection and confidentiality and/or license agreements to protect our proprietary rights. If we are not successful in protecting our intellectual property, it could have a material adverse effect on our business, results of operations and financial condition. While we believe that we will be issued trademarks, patents and pending patent applications help to protect our business, there can be no assurance that our operations do not, or will not, infringe valid, enforceable third-party patents of third parties or that competitors will not devise new methods of competing with us that are not covered by our anticipated patent applications. There can also be no assurance that our patent applications will be approved, that any patents issued will adequately protect our intellectual property, or that such patents will not be challenged by third parties or found to be invalid or unenforceable or that our patents will be effective in preventing third parties from utilizing a copycat business model to offer the same service in one or more categories. Moreover, it is intended that we will rely on intellectual property and technology developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our intended services will be provided. The laws of certain countries do not protect proprietary rights to the same extent as the laws of the U.S. and, therefore, in certain jurisdictions, we may be unable to protect our proprietary technology adequately against unauthorized third party copying or use, which could adversely affect our competitive position. We expect to license in the future, certain proprietary rights, such as trademarks or copyrighted material, to third parties. These licensees may take actions that might diminish the value of our proprietary rights or harm our reputation, even if we have agreements prohibiting such activity. Also to the extent third parties are obligated to indemnify us for breaches of our intellectual property rights, these third parties may be unable to meet these obligations. Any of these events could have a material adverse effect on our business, results of operations or financial condition.

The U.S. Patent and Trademark Office and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case, which could have a material adverse effect on our business, results of operations and financial condition.

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INTELLECTUAL PROPERTY PROTECTION IS COSTLY.

Filing, prosecuting and defending patents related to our products and software throughout the world is prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but where enforcement is not as strong as that in the U.S. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing. Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to technology, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

CONFIDENTIALITY AGREEMENTS MAY NOT ADEQUATELY PREVENT DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION

We anticipate that a substantial amount of our processes and technologies will be protected by trade secret laws. In order to protect these technologies and processes, we intend to rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases, we could not assert any trade secret rights against such parties. To the extent that our employees, contractors or other third parties with which we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Laws regarding trade secret rights in certain markets in which we operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our products and related future products and services by copying functionality, among other things. In addition, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our business, revenue, reputation and competitive position.

FAILURE TO COMPLY WITH FEDERAL AND STATE PRIVACY LAWS COULD ADVERSELY AFFECT OUR BUSINESS

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. Several internet companies have recently incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web “cookies” for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business

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WE ARE DEPENDENT UPON OUR CEO FOR HIS SERVICES AND ANY INTERRUPTION IN HIS ABILITY TO PROVIDE HIS SERVICES COULD CAUSE US TO CEASE OPERATIONS.

The loss of the services of our CEO, Mr. Mark Hanchett, could have a material adverse effect on us.  We do not maintain any key man life insurance on Mr. Hanchett.  The loss of Mr. Hanchett’s services could cause investors to lose all or a part of their investment. Our future success will also depend on our ability to attract, retain and motivate other highly skilled employees. Competition for personnel in our industry is intense. We may not be able to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

WE HAVE NO LONG-TERM EMPLOYMENT AGREEMENTS IN PLACE WITH OUR EXECUTIVE OFFICERS

As of the date of this Offering Circular we only have short-term, interim employment arrangements with our senior executive officers. We are negotiating compensation packages and the terms of long-term formal employment agreements with our executive officers and we anticipate any such employment agreement entered into with our executive officers will be on terms no less favorable to our executive officers than the terms of their respective interim arrangement. There is a risk that the Company and any one or more of our executive officers will not reach an agreement with respect to their employment agreements, in part because we expect their compensation packages will be comprised of cash compensation, equity compensation (e.g. stock options, warrants or stock grants), as well as standard benefits and other terms customary for executive officers of similar experience and tenure. Although we intend to finalize negotiations with respect to these employment agreements with each of our executive officers in the near future, if we fail to reach mutually satisfactory agreements in this regard, any one or more of such persons may terminate their association with the Company. Additionally, we are also highly dependent on certain consultants and service providers, including our development partners and our marketing and advertising service providers, some of which are affiliates of the Company and our officers and directors. The loss of any one or more of these experienced executives, consultants, service providers and/or development partners would have a material and adverse effect on our Company and our business prospects

WE ARE SIGNIFICANTLY INFLUENCED BY OUR OFFICERS AND DIRECTORS

In the aggregate, ownership of the Company’s shares of common stock by management and affiliated parties, assuming the sale of the Maximum Offering, will represent approximately 62.4% of the issued and outstanding shares of common stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions. Please see “Security Ownership of Management & Certain Security Holders” below for more information.

Our future performance is dependent on the ability to retain key personnel. The Company’s performance is substantially dependent on the performance of senior management. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, results of operations and financial condition.

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OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A DOWNTURN IN THE ECONOMY AND/OR MANUFACTURING.

We are dependent upon the continued demand for electric vehicles, making our business susceptible to a downturn in the economy or in manufacturing. For example, a decrease in the number of individuals investing their money in the equity markets could result in a decrease in the number of companies deciding to become or remain public. This downturn could have a material adverse effect on our business, our ability to raise funds, our production, and ultimately our overall financial condition.

OUR BUSINESS WOULD BE ADVERSELY AFFECTED IF WE ARE NOT ABLE TO CREATE AND DEVELOP AN EFFECTIVE DIRECT SALES FORCE.

Because a significant component of our growth strategy relates to increasing our revenues through sales to companies and individuals subject to the SEC disclosure and reporting requirements, our business would be adversely affected if we were unable to develop and maintain an effective sales force to market our products directly to consumers. Further complicating this matter, many states have prohibited direct to consumer vehicle sales. Atlis will need to be effective at converting online interest into hard sales. We currently do not employ any sales staff to sell our products, which could have a material adverse effect on our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR GROWTH.

We could experience growth over a short period of time, which could put a significant strain on our managerial, operational and financial resources.  We must implement and constantly improve our certification processes and hire, train and manage qualified personnel to manage such growth. We have limited resources and may be unable to manage our growth. Our business strategy is based on the assumption that our customer base, geographic coverage and service offerings will increase. If this occurs it will place a significant strain on our managerial, operational, and financial resources.  If we are unable to manage our growth effectively, our business will be adversely affected. As part of this growth, we may have to implement new operational, manufacturing, and financial systems and procedures and controls to expand, train and manage our employees, especially in the areas of manufacturing and sales. If we fail to develop and maintain our people and processes as we experience our anticipated growth, demand for our products and our revenues could decrease.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES

To remain competitive, we must continue to enhance our products and software. The evolving nature of the electric vehicle industry, which is characterized by rapid technological change, c, frequent new product and service introductions and the emergence of new industry standards and practices, could render our existing systems, software, and services obsolete. Our success will depend, in part, on our ability to develop, innovate, license or acquire leading technologies useful in our business, enhance our existing solutions, develop new solutions and technology that address the increasingly sophisticated and varied needs of our current and prospective customers, and respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely manner. Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not successfully use new technologies effectively or adapt our proprietary technology and hardware to emerging industry standards on a timely basis. Our ability to remain technologically competitive may require substantial expenditures and lead time. If we are unable to adapt in a timely manner to changing market conditions or user requirements, our business, financial condition and results of operations could be seriously harmed

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IF WE DO NOT SUCCESSFULLY ESTABLISH AND MAINTAIN OUR COMPANY AS A HIGHLY TRUSTED AND RESPECTED NAME FOR ELECTRIC VEHICLES, WE COULD SUSTAIN LOSS OF REVENUES, WHICH COULD SIGNIFICANTLY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

In order to attract and retain a client base and increase business, we must establish, maintain and strengthen our name and the services we provide. In order to be successful in establishing our reputation, clients must perceive us as a trusted source for quality services. If we are unable to attract and retain clients with our current marketing plans, we may not be able to successfully establish our name and reputation, which could significantly affect our business, financial condition and results of operations.

SMALL PUBLIC COMPANIES ARE INHERENTLY RISKY AND WE MAY BE EXPOSED TO MARKET FACTORS BEYOND OUR CONTROL. IF SUCH EVENTS WERE TO OCCUR IT MAY RESULT IN A LOSS OF YOUR INVESTMENT.

Managing a small public company involves a high degree of risk. Few small public companies ever reach market stability and we will be subject to oversight from governing bodies and regulations that will be costly to meet.  Our present officer has limited experience in managing a fully reporting public company, so we may be forced to obtain outside consultants to assist us with meeting these requirements.  These outside consultants are expensive and can have a direct impact on our ability to be profitable.  This will make an investment in our Company a highly speculative and risky investment.

LIMITATIONS OF DIRECTOR LIABILITY AND DIRECTOR AND OFFICER INDEMNIFICATION

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to us or our stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	Transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our corporate bylaws (“Bylaws”) provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these Bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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RISKS OF BORROWING

As of the date of this Offering Circular, we have incurred certain debt obligations in the ordinary course of our business. While we don’t intend to incur any additional debt from the equity commitments provided in this Offering, should we obtain secure bank debt in the future, possible risks could arise. If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

UNANTICIPATED OBSTACLES

Our business plan may change significantly. Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Our Board of Directors believes that the chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. Our Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

RISKS OF OPERATIONS

Our future operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target market, we may be unable to accurately forecast our future revenues and operating results. Furthermore, our failure to generate revenues would prevent us from achieving and maintaining profitability. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BECOMING A PUBLIC COMPANY.

We have plans to become a publicly traded company in the U.S. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers (the “NASD”). We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, if we can obtain such insurance at all.  We may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar liability coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

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NO MINIMUM CAPITALIZATION

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

MINIMAL EMPLOYEES AND INFRASTRUCTURE

We currently only have a small number of employees and are in the process of establishing our human resources procedures, policies, processes and registrations, which are not yet complete. However, we expect to hire additional employees upon receipt of the proceeds from this Offering. We also have minimal operational infrastructure and no prior operating history. We intend to rely on our management team, our advisors, third-party consultants, third-party developers, service providers, technology partners, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found, on acceptable terms.

LIMITATION ON REMEDIES; INDEMNIFICATION

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

FORCE MAJEURE

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. The delay or failure to complete the development and testing of our XP Platform or XT Pickup and the commercial release of related services may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure. However, a court of competent jurisdiction may determine that we are still liable to shareholders for catastrophic failures proximately caused by forces of nature outside of our control. If such a court so decides, Atlis may have significant shareholder liability exposure.

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COVID-19 GLOBAL PANDEMIC

Similar to force majeure, our company is susceptible to the effects of the COVID-19 pandemic. As a result of the pandemic, our workforce may have to work remotely for an extended period of time. Being forced to work remotely may cause unforeseen delays in development. In particular, our engineering teams often rely heavily on hands-on collaboration. Extended pandemic concerns will likely result in decreased productivity and efficiency throughout the Company,

Additionally, an extended pandemic may wreak havoc on international automotive supply chains. If the pandemic makes it difficult for us to source components from suppliers, we may be forced to develop and manufacture certain components ourselves, which would likely result in further delays and cost overruns. We will not be held liable to any shareholder in the event of any delays or catastrophic failures proximately caused by the COVID-19 pandemic. However, a court of competent jurisdiction may determine that we are still liable to shareholders for catastrophic failures proximately caused by the COVID-19 pandemic. If such a court so decides, Atlis may have significant shareholder liability exposure.

RISKS ASSOCIATED WITH THIS OFFERING

THERE IS NO FIRM COMMITMENT TO PURCHASE THE CLASS A SHARES OF CLASS A COMMON STOCK BEING OFFERED, AND AS A RESULT INITIAL INVESTORS ASSUME ADDITIONAL RISK.

This is a best effort, no minimum offering of Class A shares of our Class A common stock being conducted solely by certain members of our management. There is no commitment by anyone to purchase any of the Class A shares being offered.  We cannot give any assurance that any or all of the Class A shares will be sold.  There is no minimum and we will retain any amount of proceeds received from the sale of the Class A shares.  Moreover, there is no assurance that our estimate of our liquidity needs is accurate or that new business development or other unforeseen events will not occur, resulting in the need to raise additional funds.  As this offering is a best efforts financing, there is no assurance that this financing will be completed or that any future financing will be affected.  Initial investors assume additional risk on whether the offering will be fully subscribed and how the Company will utilize the proceeds.

THE SECURITIES BEING OFFERED ARE RESTRICTED CLASS A SHARES OF OUR CLASS A COMMON STOCK AND AN INVESTMENT IN OUR CLASS A COMMON STOCK WILL BE ILLIQUID.

We are offering Class A shares of our Class A common stock pursuant to an exemption from registration under the Securities Act which imposes substantial restrictions on the transfer of such securities.  All certificates which evidence the Class A shares will be inscribed with a printed legend which clearly describes the applicable restrictions on transfer or resale by the owner thereof.  Accordingly, each investor should be aware of the long-term illiquid nature of his investment.  In no event may such securities be sold, pledged, hypothecated, assigned or otherwise transferred unless such securities are registered under the Securities Act and applicable state securities laws or we received an opinion of counsel that an exemption from registration is available with respect thereto.  Rule 144, the primary exemption for resales of restricted securities is only available for securities of issuers providing current information to the public.  While we will be required to make such information available should we conduct an initial public offering, and assuming such public offering is in fact successfully carried out, we do not currently make such information available precluding reliance on Rule 144.  Thus, each investor should be prepared to bear the risk of such investment for an indefinite period of time.  See the sections entitled “Description of Securities” and “Placement of the Offering”.

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THERE IS CURRENTLY NO MARKET FOR OUR CLASS A COMMON STOCK, AND WE DO NOT EXPECT THAT A MARKET WILL DEVELOP IN THE FORESEEABLE FUTURE MAKING AN INVESTMENT IN OUR CLASS A COMMON STOCK ILLIQUID.

Prior to this Offering, there has been no public market for our Class A common stock. We cannot predict the extent to which an active market for our Class A common stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Class A common stock. The initial offering price of our Class A common stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering.

We anticipate that we will apply for quoting of our Class A common stock on the OTC Markets or an approved secondary marketplace upon the qualification of the offering statement of which this Offering Circular forms a part. However, there can be no assurance that our Class A common stock shares will be quoted. If no active trading market for our Class A common stock develops or is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future, or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

Investors may not be able to resell their shares at or above the initial offering price. We do not expect that a market for our stock will develop at any time in the foreseeable future.  The lack of a market may impair the ability to sell Class A shares at the time investors wish to sell them or at a price considered to be reasonable. As such, Atlis investors should not expect to have the ability to liquidate their positions in Atlis any time in the near future.

EVEN IF A MARKET DEVELOPS FOR OUR CLASS A SHARES, OUR CLASS A SHARES MAY BE THINLY TRADED WITH WIDE SHARE PRICE FLUCTUATIONS, LOW SHARE PRICES AND MINIMAL LIQUIDITY. WE MAY UTILIZE AN ALTERNATIVE TRADING SYSTEM.

If a market for our Class A shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

∙ Potential investors’ anticipated feeling regarding our results of operations;

∙ Ιncreased competition;

∙ Our ability or inability to generate future revenues; and

∙ Market perception of the future of development of electric vehicles.

Our Class A common stock may not be freely quoted for trading on any stock exchange or through any other traditional trading platform. Our common stock may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the SEC as an alternative trading system (an “ATS”). We do not currently have any plans to trade our common stock on a specific ATS. Any disruption to the operations of an ATS or a broker-dealer's customer interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading of, our common stock. Because our common stock may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of our common stock. In addition, an ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price or greater volatility than would be the case with greater liquidity. You may not be able to resell your common stock on a timely basis or at all.

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While we understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our Class A common stock because the ATS we choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

Unlike the more expansive listing requirements, policies and procedures of the Nasdaq Global Market and other trading platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of our Class A common stock on an ATS may not be at prices that represent the national best bid or offer prices of securities that could be considered similar securities.

WE ARBITRARILY DETERMINED THE OFFERING PRICE AND THERE HAS BEEN NO INDEPENDENT VALUATION OF THE STOCK, WHICH MEANS THAT THE STOCK MAY BE WORTH LESS THAN THE PURCHASE PRICE.

The offering price of the Class A shares of Class A common stock has been arbitrarily determined without independent valuation, based on estimates of the price that purchasers of speculative securities, such as our Class A common stock, will be willing to pay considering our nature and capital structure, the experience of the officers and directors and the market conditions for the sale of equity securities in similar companies.  The offering price of the Class A shares bears no relationship to our assets, earnings or book value, or any other objective standard of value and thus the Class A shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price. See the section entitled “Placement of the Offering” elsewhere in this memorandum.

THE MARKET PRICE OF OUR CLASS A CLASS A COMMON STOCK SHARES MAY FLUCTUATE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT

The offering price for our Class A Class A common stock shares is based on a number of factors. The price of these shares may decline following this Offering. The stock market in general, and the market price of our shares will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Class A common stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

•	actual or anticipated variations in our periodic operating results;
•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;
•	changes in earnings estimates;
•	changes in market valuations of similar companies;
•	actions or announcements by our competitors;
•	adverse market reaction to any increased indebtedness we may incur in the future;
•	additions or departures of key personnel;
•	actions by stockholders;

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•	speculation in the press or investment community; and
•	listing our shares on a national securities exchange

YOU WILL INCUR SUBSTANTIAL AND IMMEDIATE DILUTION OF THE PRICE YOU PAY FOR YOUR CLASS A SHARES IN THIS OFFERING.

The offering price of our Class A common stock is substantially higher than the net tangible book value per share of the outstanding Class A common stock issued after this offering.  Therefore, if you purchase Class A shares of our Class A common stock in this offering, you will incur substantial immediate dilution in the net tangible book value per share of Class A common stock from the price you pay for such share.

WE DO NOT ANTICIPATE DIVIDENDS TO BE PAID ON OUR CLASS A COMMON STOCK AND INVESTORS MAY LOSE THE ENTIRE AMOUNT OF THEIR INVESTMENT.

A dividend has never been declared or paid in cash on our Class A common stock and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their Class A shares. We cannot assure stockholders of a positive return on their investment when they sell their Class A shares nor can we assure that stockholders will not lose the entire amount of their investment. Any payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such a time as the board of directors may consider it relevant. If we do not pay dividends, our Class A common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

OUR LACK OF BUSINESS DIVERSIFICATION COULD CAUSE YOU TO LOSE ALL OR SOME OF YOUR INVESTMENT IF WE ARE UNABLE TO GENERATE REVENUES FROM OUR PRIMARY PRODUCTS.

Our business consists of developing and manufacturing electric vehicles and charging infrastructure. We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the marketplace. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues since we do not expect to have any other lines of business or alternative revenue sources.

SALES OF OUR CLASS A CLASS A COMMON STOCK UNDER RULE 144 COULD REDUCE THE PRICE OF OUR STOCK

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price.

However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of Class A common stock under Rule 144 could reduce prevailing market prices for our securities.

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WE DO NOT HAVE ANY CORPORATE GOVERNANCE COMMITTEES, SO SHAREHOLDERS WILL HAVE TO RELY ON OUR DIRECTORS, NONE OF WHOM ARE INDEPENDENT, TO PERFORM THESE FUNCTIONS

We do not have an audit committee, compensation committee or any form of corporate governance committees composed of an independent director. The Board performs these functions as a whole and no members of the Board are an independent director. However, until such corporate governance committees and controls are formally established, there is a significant risk that certain members of the Board of Directors, executive management and/or our controlling shareholder could thwart such plans and prevent such committees and controls from being implemented. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

FAILURE TO MAINTAIN INTERNAL CONTROLS OVER FINANCIAL REPORTING WOULD HAVE AN ADVERSE IMPACT ON US

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our Class A Class A common stock.

MANAGEMENT HAS ULTIMATE DISCRETION OVER THE ACTUAL USE OF PROCEEDS DERIVED FROM THIS OFFERING

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Class A common stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend. The failure of our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

OUR EXECUTIVE OFFICER AND MAJORITY STOCKHOLDER MAY SIGNIFICANTLY INFLUENCE MATTERS TO BE VOTED ON AND THEIR INTERESTS MAY DIFFER FROM, OR BE ADVERSE TO, THE INTERESTS OF OUR OTHER STOCKHOLDERS.

The Company’s executive officer and majority stockholder, Mark Hanchett, controls 84.11 % of our outstanding Class D stock prior to this Offering.  As a Majority stockholder, Mark Hanchett controls 84.11% of the voting rights for Atlis Motor Vehicles.

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Accordingly, the Company’s executive officer and majority stockholder possesses significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. This amount of control gives them substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions without the approval of shareholders. The interest of our majority stockholders may differ from the interests of our other stockholders and could therefore result in corporate decisions that are adverse to other stockholders.

GENERAL SECURITIES INVESTMENT RISKS

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Class A common stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

MULTIPLE SECURITIES OFFERINGS AND POTENTIAL FOR INTEGRATION OF OUR OFFERINGS

We are currently and will in the future be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

THIS OFFERING WAS NOT REVIEWED BY INDEPENDENT PROFESSIONALS

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Class A common stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Class A common stock.

WE HAVE NOT UNDERGONE UNDERWRITING DUE DILIGENCE, AND WE CANNOT GUARANTEE THAT WE WILL SELL ANY SPECIFIC NUMBER OF COMMON STOCK SHARES IN THIS OFFERING

There is no commitment by anyone to purchase all or any part of the Class A Shares offered hereby and, consequently, we can give no assurance that all of the Class A shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter's due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Class A common stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Class A common stock Shares than the number for which he or she subscribed.

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INVESTORS IN THIS OFFERING WILL LIKELY EXPERIENCE ADDITIONAL DILUTION

If you purchase our Class A common stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Class A common stock in this Offering).

WE MAY TERMINATE THIS OFFERING AT ANY TIME

We reserve the right to terminate this Offering at any time, regardless of the number of Class A common stock shares sold. In the event that we terminate this Offering at any time prior to the sale of all of the Class A common stock shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

WE MAY BE UNABLE TO MEET OUR CAPITAL REQUIREMENTS

Our capital requirements depend on numerous factors, including but not limited to the rate and success of our research and development efforts, marketing efforts, market acceptance of our products, our ability to establish and maintain our agreements with suppliers, our ability to ramp up production, product demand and other factors. The capital requirements relating to development of our technology and the implementation of our business plan will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to develop our products and fully implement our proposed business plans.

However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to implement our business plan, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, future operating results and financial condition.

IF WE PURSUE STRATEGIC INVESTMENTS, THEY MAY RESULT IN LOSSES

We may elect periodically to make strategic investments in various public and private companies with businesses or technologies that may complement our business. The market values of these strategic investments may fluctuate due to market conditions and other conditions over which we have no control. Other-than-temporary declines in the market price and valuations of the securities that we hold in other companies would require us to record losses related to our investment. This could result in future charges to our earnings. It is uncertain whether or not we will realize any long-term benefits associated with these strategic investments.

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THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE AND OUR SHAREHOLDERS MAY LOSE ALL OR PART OF THEIR INVESTMENT

If a market for our Class A common stock develops following this Offering, the trading price of our Class A common stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of startup companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our Class A common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	actual or anticipated adverse results or delays in our research and development efforts;
•	our failure to commercialize our XP Platform and XT pickup;
•	unanticipated serious safety concerns related to the use of our products;
•	adverse regulatory decisions;
•	legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;
•	changes in laws or regulations applicable to the electric vehicle industry;
•	our dependence on third party suppliers;
•	announcements of the introduction of new products by our competitors;
•	market conditions in the electric vehicle industry;
•	announcements concerning product development results or intellectual property rights of others;
•	future issuances of our common stock or other securities;
•	the addition or departure of key personnel;
•	actual or anticipated variations in quarterly operating results;
•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;
•	our failure to meet or exceed the estimates and projections of the investment community;
•	issuances of debt or equity securities;
•	trading volume of our common stock;
•	sales of our Class A common stock by us or our stockholders in the future;
•	overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;
•	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;
•	ineffectiveness of our internal controls;
•	general political and economic conditions;
•	effects of natural or man-made catastrophic events;
•	scarcity of raw materials necessary for battery production;
•	other events or factors, many of which are beyond our control.

Further, price and volume fluctuations may result in volatility in the price of our Class A common stock, which could cause a decline in the value of our stock. Price volatility of our Class A common stock might worsen if the trading volume of our shares is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Class A common stock.

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A SALE OF A SUBSTANTIAL NUMBER OF SHARES OF THE CLASS A COMMON STOCK MAY CAUSE THE SHARE PRICES TO DECLINE

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Class A common stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our shares could fall. Sales of a substantial number of shares of our common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the common stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our common stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE

We expect our operating results to be subject to quarterly fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expenses related to our development programs;
•	any intellectual property infringement lawsuit in which we may become involved;
•	regulatory developments affecting our products and related services; and
•	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Class A common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Class A common stock to fluctuate substantially.

OUR DIRECTORS AND OFFICERS HAVE A SUBSTANTIAL AMOUNT OF VOTING POWER

As of the date of this Offering Circular, our directors, executive officers and principal stockholders beneficially owned, in the aggregate, substantially all of our outstanding voting securities. As a result, if some or all of them acted together, they would have the ability to exert significant influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices.

OUR ABILITY TO UTILIZE LOSS CARRY FORWARDS MAY BE LIMITED

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

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WE MAY BE REQUIRED TO EXPEND FUNDS TO INDEMNIFY OFFICERS AND DIRECTORS

Our Certificate of Incorporation, as amended, Bylaws and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such a person's promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recover. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 THE REQUIREMENTS OF BEING A PUBLIC COMPANY MAY STRAIN OUR RESOURCES AND DIVERT MANAGEMENT’S ATTENTION FROM OPERATIONS

As a public company, we will incur significant legal, accounting and other expenses that we have not incurred as a private company, including costs associated with public company reporting requirements. We also will incur costs associated with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the Dodd-Frank Act and related rules implemented or to be implemented by the SEC. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect the rules and regulations associated with being a public company to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept constraints on policy limits and coverage or incur substantially higher costs to obtain coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our board committees or as our executive officers and may divert management’s attention. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

THE PREPARATION OF OUR FINANCIAL STATEMENTS REQUIRES ESTIMATES, JUDGMENTS, AND ASSUMPTIONS THAT ARE INHERENTLY UNCERTAIN

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

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UNFAVORABLE SECURITIES INDUSTRY REPORTS COULD HAVE A NEGATIVE EFFECT ON OUR SHARE PRICE

Any trading market for our Class A common stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Class A common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Class A common stock could be negatively affected.

USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering of $25,000,000 and estimated commissions and offering related expenses of $1,250,000, the total net proceeds to us would be $23,750,000 which we currently intend to use as set forth below.

We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Class A common stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Class A common stock assuming the sale of, respectively, 100%, 67%, and 33% of the Class A common stock shares offered for sale in this Offering.

% of Offering Sold	100%	67%	33

Equipment and Machinery	$11,900,000	$7,973,000	$3,927,000

Research and Development (1)	$7,850,000	$5,259,500	$2,590,500

Facilities	$900,000	$603,000	$297,000

SG&A Expenses (2)	$2,900,000	$1,943,000	$957,000

Other Opex	$200,000	$134,000	$66,000

Commissions & Offering Expenses	$1,250,000	$837,500	$412,500

TOTAL OFFERING SALES	$25,000,000	$16,750,000	$8,250,000

(1)	Once research and development has been completed, we will need to invest significant funds to acquire or build a factory, purchase machinery and robotics, and equip it for mass production.

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(2)	Includes up to $100,000 that will be used to pay salaries and related compensation of executive officers and directors of the Company during 2020-2021, pursuant to employment offer letters and contemplated employment agreements with such persons. See “Management – Executive Compensation” elsewhere in this offering Circular. Also includes up to $2,000,000 in marketing & advertising expenses, assuming we raise the full offering.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Class A common stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Class A common stock after this Offering.

On December 31, 2019 there were an aggregate of 16,055,117 shares of Class A and Class D common stock issued and outstanding. In addition, between December 2019 and March 31st, 2020, we received subscriptions for $888,698 of our Class A common stock shares from 1194 investors in our Regulation CF campaign, that, by their terms, automatically convert into 225,576 shares of our Class A common stock as of the date of this Offering Circular (at a conversion price of $3.94 per share). In addition we have awarded 817,862 shares to employees and contractors. Accordingly, as at date of this Offering Circular, an aggregate of 17,151,882 shares of our Class A and Class D common stock are issued and outstanding.

Our net tangible book value as of December 31, 2019, was ($33,022) or ($0.002)per then-outstanding share of our common stock, based on 16,055,117 outstanding shares of common stock at December 31, 2019. Our net tangible book value as of the date of this Offering Circular was $$61,950.61 or $0.0036 per share of our common stock, based on 17,151,882 outstanding shares of Class A and Class D common stock as at the date of this Offering Circular. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Class A and Class D common stock outstanding, all as of the date specified.

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If the maximum 3,033,981 shares of Class A common stock in this Offering at the initial public offering price of $8.24 per share, after deducting approximately $5,000,000 in maximum sales commissions and other offering expenses payable by us, our pro forma as adjusted net tangible book value would have been approximately $20,061,950.60 ($0.994 per share) as at December 31, 2019. This amount represents an immediate increase in pro forma net tangible book value of $0.994 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $7.24 per share to new investors purchasing shares of Class A common stock in this Offering at a price of $8.24 per share.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 67% and 33% of the shares offered for sale in this offering (after our estimated offering expenses of $5,000,000, $3,350,000 and $1,650,000, respectively)

The following tables set forth, assuming the sale of, respectively, 100%, 67%, and 33% of the shares offered for sale in this offering (after our estimated offering expenses of $5,000,000, $3,350,000,and $1,650,000, respectively), the total number of shares previously sold to existing stockholders, the total consideration paid for the foregoing and the respective percentages applicable to such purchased shares and consideration paid based on an average price of $0.0001 per share paid by existing stockholders and $8.24 per share paid by investors in this Offering.

Funding Level	$25,000,000	$13,400,000	$6,600,000
Offering Price	$8.24	$8.24	$8.24
Pro forma net tangible book value per Class A common stock share before the Offering	$0.0036	$0.0036	$0.0036
Increase per common share attributable to investors in this Offering	$8.2364	$8.2364	$8.2364
Pro forma net tangible book value per Class A common stock share after the Offering	$0.994	$0.702	$0.367
Dilution to investors	$7.243	$7.535	$7.869
Dilution as a percentage of Offering Price	87.89%	91.4%	95.50%

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	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of Shares Sold
Existing Stockholders	17,151,882	84.97%	$1715	0.01%
New Investors	3,033,981	15.03%	$25,000,000	99.9%
Total	20,185,863	100.00%	$25,001,715	100.00%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 67% of Shares Sold
Existing Stockholders	17,151,882	89.40%	$1,715	0.01%
New Investors	2,032,767	10.60%	$13,400,000	99.99%
Total	19,184,649	100.00%	$13,401,715	100.00%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 33% of Shares Sold
Existing Stockholders	17,151,882	94.48%	$1,715	0.03%
New Investors	1,001,214	5.52%	$6,600,000	99.97%
Total	18,153,096	100.00%	$6,601,715	100.00%

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MANAGEMENT'S DISCUSSION & ANALYSIS OF

FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements

Overview

Atlis Motor Vehicles was incorporated in the State of Delaware on November 9, 2016 and maintains its headquarters in Mesa, Arizona. We have incurred losses from operations and have had negative cash flows from operating activities since our inception. The company's current operating plan indicates that it will continue to incur losses from operations and generate negative cash flows from operating activities given ongoing expenditures related to the completion of its ongoing research and development activities. Atlis is a pre-revenue development stage company purposed to design, develop, and produce electric vehicles. The design and research phases are very protracted. No significant revenues have been generated since inception and no revenues are expected in the 2020 fiscal year.

Operating Results

Year ended December 31, 2019 Compared to Year ended December 31, 2018

The Company generated revenues totaling $2,287 and $0 for the years 2019 and 2018, respectively. Minimal revenues were generated in 2019 due to t-shirt and other merchandise sales that began in 2019. Costs of revenue consist of materials.

Operating expenses consist of salaries, legal & professional fees, general and administrative expenses, research and development costs and, and advertising. Salaries decreased to $182,176 in 2019 from $209,595 in 2018 due a decrease in team size because of a lack of sufficient funds. Legal and professional fees increased by 14.6% from 2018 to 2019 as a result of increasing our use of contractors. The difference in Research & Development costs from $106,720 in 2018 to $50,428 in 2019 are results of the timing and costs of the prototype builds for the battery pack (2018) and XP Platform (2019). The battery cells and pack parts needed are significantly more costly than those for the XP Platform, hence the drastic decrease in expense. General and administrative expenses consist of travel expenses; certain equipment, tooling, and parts. General and administrative expenses totaled $89,021 in 2019 and $30,340 in 2018, an increase of $58,681. This increase was due primarily to the addition in 2019 of computer purchases, engineering CAD software, and travel for fundraising efforts and of remote employees to headquarters. Advertising decreased significantly from $147,355 in 2018 to $34,141 in 2019, a decrease of $113,214. Advertising was necessary to raise the Regulation CF campaign in 2018, but due to our growing social media fan base we did not need to spend so much on advertising to raise our second Regulation CF campaign in 2019.

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As a result of the foregoing, our net loss was $470,378 in 2019 compared with $595,862 in 2018.

Liquidity, Capital Resources and Plan of Operations

Our financial statements appearing elsewhere in this Offering Circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Atlis Motor Vehicles’ ability to continue as a going concern is contingent upon its ability to raise additional capital as required. Initially, we intend to finance our operations through equity and debt financings, including this offering and private placements of equity securities.

As of December 31, 2019, our cash and cash equivalents (immediately marketable securities) were $5,074. As mentioned above, no significant revenues have been generated since inception and no revenues are expected in the 2020 fiscal year. Unless we receive additional private financing or we receive a minimum of $5,000,000 from the proceeds of this Offering, we will not be able to conduct our planned operations. We estimate that if we receive a minimum of $5,000,000 of private financing or from the proceeds of this Offering, our existing capital resources will permit us to conduct our planned operations for only approximately 180 days following the date of this Offering Circular. Development of an electric vehicle on this scale is a very cash intensive proposition. Accordingly, our business plan is dependent on our raising sufficient proceeds from this Offering. In addition, we may have to raise additional interim capital from other private sources.

The company expenses currently include a staff of 32 employees (mostly engineers, two technicians, 13 interns, a program manager, and company management including CEO, President, and VP of Talent). Expenses include salaries, overhead, and fabrication expenses to support prototype development efforts

Indebtedness

Name of person: Mark Hanchett

Relationship to company: Officer

Nature / amount of interest in the transaction: Mark Hanchett loaned money to Atlis Motor Vehicles to ensure continued operations in the business.

Material terms of transaction: There are no material terms. Loan will be paid back as appropriate to ensure continued operation of the business. As of December 31, 2019, the company owes Mark Hanchett $10,483.49.

Financings and Securities Offerings

We have made the following issuances of securities within the last three years:

●	Date of offering: February 28, 2018

Type of security sold: Common Stock

Final dollar amount sold: $2,000.13

Use of proceeds: Stock Purchase

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 6897

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●	Date of offering: February 28, 2018

Type of security sold: Common Stock

Final dollar amount sold: $4,995.25

Use of proceeds: Continued Operations

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 17225

●	Date of offering: February 28, 2019

Type of security sold: Common Stock

Final dollar amount sold: $1,066,607.53

Use of proceeds: Product Development Develop the prototype Atlis Motor Vehicles Advanced Charging Station Develop the prototype Atlis Motor Vehicles 100T pickup truck Facilities and Location Establish a permanent residence and prototype facility will be established. Two locations are currently in the running. Team Members Atlis Motor Vehicles will bring on full-time team members who have previously worked part time on efforts Atlis Motor Vehicles will lean on industry experts to assist in developing prototype components and final vehicle assembly. Seed Funding Campaign Continue social media campaign to raise funding Create campaign video for Startengine.com page. Vehicle interest campaign Launch marketing campaign to take pre-order interest for the Atlis Motor Vehicles PEV Pickup truck.

Offering exemption relied upon: Regulation CF

Shares Sold: 3677957

●	Date of offering: May 2, 2019

Type of security sold: Common Stock

Final dollar amount sold: $58,000.00

Use of proceeds: Continued Operations

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 200000

●	Date of offering: May 21, 2019

Type of security sold: Common Stock

Final dollar amount sold: $4,350.00

Use of proceeds: Stock Purchase

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 15000

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●	Date of offering: May 21, 2019

Type of security sold: Common Stock

Final dollar amount sold: $6,090.00

Use of proceeds: Stock Purchase

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 21000

●	Date of offering: September 17, 2019

Type of security sold: Common Stock

Final dollar amount sold: $1,500.17

Use of proceeds: Continued Operations

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 5173

●	Date of offering: September 17, 2019

Type of security sold: Common Stock

Final dollar amount sold: $10,000.07

Use of proceeds: Continued Operations

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 34483

●	Date of offering: September 18, 2019

Type of security sold: Common Stock

Final dollar amount sold: $5,000.18

Use of proceeds: Continued Operations

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 17242

●	Date of offering: September 17, 2019

Type of security sold: Common Stock

Final dollar amount sold: $2,000.13

Use of proceeds: Continued Operations

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 6897

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●	Date of offering: September 18, 2019

Type of security sold: Common Stock

Final dollar amount sold: $4,500.22

Use of proceeds: Continued Operations

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 15518

●	Date of offering: September 18, 2019

Type of security sold: Common Stock

Final dollar amount sold: $1,100.26

Use of proceeds: Continued Operations

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 3794

●	Date of offering: September 18, 2019

Type of security sold: Common Stock

Final dollar amount sold: $3,000.15

Use of proceeds: Continued Operations

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 10345

●	Date of offering: October 30, 2019

Type of security sold: Common Stock

Final dollar amount sold: $19,999.85

Use of proceeds: Investment - Private

Offering exemption relied upon: Section 4(a)(2)

Shares Sold: 6896547,269

●	Date of offering: March 10 , 2020

Type of security sold: Common Stock

Final dollar amount sold: $32,551.65

Use of proceeds: Product Development Develop the prototype Atlis Motor Vehicles Advanced Charging Station Develop the prototype Atlis Motor Vehicles XT pickup truck Facilities and Location Establish a permanent residence and prototype facility will be established

Shares sold: 6,684

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●	Date of offering: April 10 , 2020

Type of security sold: Common Stock

Final dollar amount sold: $30,119.95

Use of proceeds: Product Development Develop the prototype Atlis Motor Vehicles Advanced Charging Station Develop the prototype Atlis Motor Vehicles XT pickup truck Facilities and Location Establish a permanent residence and prototype facility will be established

Shares sold: 6,219

The Company presently intends to raise additional capital to fund its research, development and operating expenses prior to the commencement of this Offering under Regulation A+, and plans to conduct a private placement of its Common Stock pursuant to Regulation D and/or Regulation S prior to the qualification of this Offering by the SEC. The Company must raise additional equity or debt financing, both now and in the future following this Offering. However, no assurances can be made that the Company will be successful obtaining additional equity or debt financing, or that ultimately the Company will achieve profitable operations and positive cash flow.

Since inception, our principal sources of operating funds have been proceeds from equity financing including Regulation CF crowdfunding equity financing and including the sale of our Common Stock to initial investors known to management and principal shareholders of the Company. We do not expect that our current cash on hand will fund our existing operations. We will need to raise additional capital in order to execute our business plan and growth goals for at least the next twelve-month period thereafter. If Atlis is unable to raise sufficient additional funds, it will have to execute a slower than planned growth path, reduce overhead and scale back its business plan until sufficient additional capital is raised to support further operational expansion and growth. There can be no assurance that such a plan will be successful.

Current Plan of Operations

Our plan of operations is currently focused on the development of our XP platform and XT pickup. We expect to incur substantial expenditures in the foreseeable future for the extended development and testing of our technology and the potential commercialization of the products. At this time, we cannot reliably estimate the nature, timing or aggregate amount of such costs. Our products will require extensive technical evaluation, potential regulatory review and approval, significant marketing efforts and substantial investment before it or any successors could provide us with any revenue. Further, we intend to continue to build our corporate and operational infrastructure and to build interest in our products with the goal of becoming the market leader in electric trucks.

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months. If we are unable to do so, our ability to continue as a going concern will be in jeopardy, likely causing us to curtail and possibly cease operations.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders. If in the future we are not able to demonstrate adequate progress in the development of our product, we will not be able to raise the capital we need to continue our then current business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

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Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Capital Expenditures

We will require significant capital expenditures to secure the facilities and equipment necessary to complete development and begin producing our products. Due to the size and scope of the operations, it will be necessary to expand facilities and equipment as production operations ramp. This will require exponentially more capital.

Contractual Obligations, Commitments and Contingencies

Atlis Motor Vehicles has signed a 5 year and 3 month lease agreement with Majestic Mesa Partners, to occupy a 42,828 Sq. Ft industrial facility at 1828 North Higley Road, Suite 100, Mesa AZ , commencing on April 1st, 2020. Base rent obligation for Months 1 through 7 is $14,133, Months 8-12 is $28,266.48 with subsequent annual increase of 3% for Years 2-5. In addition to Base rent, Atlis Motor Vehicles is responsible for Property Taxes, utilities and maintenance costs related to the property, which are estimated at a monthly rate of $7,265 for 2020, are commencing from Month 1 of the lease obligation and will be annually adjusted as needed.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives. We do not currently invest in any securities as all capital is being diverted to developing our products.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Atlis Motor Vehicles’ Management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against Atlis or unasserted claims that may result in such proceedings, Atlis, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Atlis Motor Vehicles’ financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1.0 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

·	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

·	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

·	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

·	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 million, we would cease to be an “emerging growth company”.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within one hundred twenty (120) calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within ninety (90) calendar days after the end of the first six (6) months of the issuer's fiscal year

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OUR BUSINESS

Overview

ATLIS AND INDUSTRY BACKGROUND

Atlis Motor Vehicles is a technology development company currently developing a Vehicle as a Service platform for electric heavy duty and light duty work vehicles. The company is in the process of developing electrified vehicle, infrastructure, and software platforms for work fleets. At the core of Atlis Motor Vehicles’ hardware platform will be a proprietary battery technology capable of charging a full-size pickup truck in 15 minutes, and a modular system architecture capable of scaling to meet the specific vehicle or equipment application needs. We want to build a truck with unprecedented capabilities at a reasonable price. We also want to change the customer experience from sales, ordering, financing, and delivery to maintenance and service.

Principal Product and its market

Atlis Motor Vehicles has several pillars of product focus for our business. These pillars are:

-	Battery technology. Our goal is to offer a superior battery technology solution that offers unparalleled performance in charging as well as inclement weather and output performance.
-	XP Platform and connected vehicle technology. As we look to the future of electrification, Atlis Motor Vehicles XP Platform aims to provide a scalable technology solution with a connected cloud, mobile, service, and charging ecosystem that will provide unprecedented workflows and customer experiences moving forward. This platform of technology will be leveraged to develop new vehicle solutions quickly while minimizing costs and time The XP technology platform will allow Atlis Motor Vehicles to work quickly with strategic partners looking to develop new vehicle solutions for niche and mass-market opportunities while leveraging the vast network of capabilities we look to provide.
-	Advanced charging stations. The Atlis Motor Vehicles Advanced Charging Station, or AAC, tis being designed to boast the highest power solution to enter the market, a 1.5MW charging station, that's as simple to operate as filling up your gas vehicle today or plugging in a Tesla vehicle.
●	The XT Pickup truck. The XT Pickup truck will be our flagship vehicle product offering. The XT Pickup truck aims to represent every key piece of technology Atlis Motor Vehicles is developing and how this technology can be utilized to bring capable, non-compromising vehicle solutions through electrification. The XT Pickup truck will be our market entry solution into the world of work, and is intended to be just the beginning of a long line of vehicle solutions built on our XP Platform.

Product Development

From its incorporation in 2016 through early 2018, Atlis Motor Vehicles was focused purely on research and development. The business strategy, battery intellectual property, and initial truck design were created by the founding team. In March 2018 Atlis Motor Vehicles launched its first Regulation CF campaign to fund further development of the battery technology and hire the concept team to develop the XP Platform and XT Truck designs. In October 2018 Atlis Motor Vehicles completed a prototype battery pack that demonstrated a full charge in less than 15 minutes. In 2019 Atlis Motor Vehicles completed a prototype build of the XP Platform. Progress slowed due to lapses in available funding until Atlis was able to launch a second Regulation CF campaign in December 2019 to fund an initial production facility and hiring an engineering team to finalize design of the XT Truck and XP Platform. Atlis Motor Vehicles is currently in the process of finalizing engineering designs for the XP Platform and XT Pickup Truck and is tracking for completion of the design phase in Q4 of 2020. Once design phase is complete the XP Platform and XT Pickup Truck will complete a thorough validation and testing phase before entering production in 2021.

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How We Will Generate Revenue

Atlis Motor Vehicles does not currently generate sales for our software and hardware services. Atlis Motor Vehicles is in the early stages of the product and company development. Atlis Motor Vehicles’ expects to begin generating sales by late 2021.

Original forecasts projected sales beginning in 2020. However, insufficient funding and the COVID19 global pandemic have slowed our development. In 2019, the Company had very limited funds and postponed hiring and relocating to a production facility for approximately eight months until additional funding was raised through a Regulation CF campaign in December of 2019. In March 2020 the company transitioned to a fully remote work schedule to prioritize employee safety during the COVID19 pandemic. While most work can be completed remotely without effecting schedule, certain prototype builds have taken longer than originally planned. Current projections of generating revenue by late 2021 are based upon the Company’s plans to operate under new safety procedures that minimize risk of COVID19 to the Company.

Atlis Motor Vehicles has received over $1.5 billion in projected reservation interest for our XT Pickup Truck and XP Platform. This projection is based on a predicted average sales price of Atlis XT Truck of $59,968 and average sales price of Atlis XP Platform of $27,000, using electronic reservations made on the Company's website. These reservations are non-deposit and require no down payment to place. Atlis Motor Vehicles has chosen to forego the requirement for a refundable deposit in favor of allowing reservation holders to become a potential investor in Atlis Motor Vehicles through our Regulation CF offering.

Atlis Motor Vehicles is actively engaging in contact development with potential customers for interest for the XP Platform. Expressed interest for the XP Platform is in relation to conversations currently underway with potential customers who have expressed interest in development of a specialized vehicle using our XP Platform. This expressed interest should not be taken as a guarantee of sale. Customer interest here is anonymous until further public disclosure agreements have been put in place.

Distribution Channels

Our hardware and services will be conducted online via our website. Fleet and consumer customers will be able to purchase the Atlis XP Platform, Atlis XT Pickup Truck, and Atlis advanced charging solutions online.

Our advanced charging infrastructure will require users to be able to purchase electricity at our charging stations. This purchase will be conducted through our cloud-based mobile application and website.

Growth Strategy

Our strategy for growth is to focus on execution. We are completing the design work to deliver our production prototype in the second half of 2020. From there, we will stand up production and begin building products. Once we have started production, we plan to leverage influencer marketing and customer word of mouth to generate additional interest in our products. We will develop a dedicated sales team pursuing larger fleet customers.

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Need for Government Approval of Principal Products or Services

As we progress, we may need to obtain government approval for meeting federal transportation safety guidelines.

Our Team Members

-	Mark Hanchett, Chief Executive Officer - Mark Hanchett has over ten years of product development experience with 16 successful electromechanical and software product launches. Mark Hanchett brings a passion for solving hard problems in product strategy, design, manufacturing, and business operations, while continuously driving a focus on the best possible customer experience. Mark has served as Founder, Director, and CEO of Atlis Motor Vehicles since inception in 2016. Before starting Atlis Motor Vehicles, Mark was a director at Axon Enterprise Inc from 2012 to 2017, leading teams in the development of innovative hardware and software products for law enforcement. From 2007 to 2012 he served as a senior mechanical engineer and project manager leading cross-functional teams through design and development of innovative conductive electrical weapons at Axon Enterprise inc. He lives in Mesa, Arizona with his wife and two kids. Mark is full time with Atlis.

-	Annie Pratt, President - Annie is a creative problem solver with a background in product management, design, and business. After studying Product Design at Stanford's design school, she kicked off her career as a Product Manager at Axon Enterprise, launching in-car video solutions for law enforcement. Most recently she served as the Director of Consumer Products at Axon, where she built an independent business unit and doubled both revenue and profit in three years. She has brought a passion for design thinking, user experience, and business strategy to Atlis.

-	Tamica Sears, Vice President of Talent - Tamica has over 20 years of experience in Human Resources in a myriad of industries and Fortune 500 companies. She has guided organizations through mergers and acquisitions, organizational restructures, strategy sessions, succession planning, and creating and implementing leadership development programs. She is passionate about helping leaders gain a better understanding of who they are, their strengths and development opportunities, so that they can move forward with authenticity. She loves transforming the culture of organizations to be more innovative and inclusive, enabling teams to be more responsive to changes in the environment, more engaged, and more productive. She will use her experience working with organizations in VUCA environments to attract and retain top talent for Atlis.

-	Huda Almashhadany, Lead Electrical Engineer - Huda brings extensive experience with electric vehicles and battery technology from her most recent roles at Byton and Faraday Future

-	Will Rudolphi, Director of Investor Relations - Will has an extensive background in business development and has taken on our fundraising efforts.

-	Tiff Geary, Program Manager - Tiffany spent the last four years at Faraday Future as a Vehicle Systems Engineer, where she worked across software and hardware teams to integrate software systems. Her experience with electric vehicle systems brings value to ATLIS as she takes on Program Management for R&D programs.

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-	Ross Compton, Lead Vehicle Designer - Ross is an independently contracted award winning designer with a varied background within automotive design. After completing the famous Coventry University Automotive and Transport design course he went straight to Turin, Italy where he was lucky enough to work on the interior to the Willys AW380 show car shown in Bologna 2014. From there Ross has been on many smaller scale projects for new and developing brands, designing everything from supercars to trucks. Perhaps the most notable experience is his work at Bollinger Motors where Ross, alongside the owner, designed the Bollinger B1. His growing collection of works can be found on his own site www.macchinadesign.com.

-	Derek Duff, Vehicle Dynamics Engineer - Derek’s love for the automotive industry started with his first truck – since he can remember, he's been researching trucks and imagining ways to design and modify them. After graduating with a degree in Mechanical Engineering from the University of Maine, he moved to Michigan to work with IAV Automotive Engineering at the Chrysler Proving Grounds. A truck guy through-and-through, Derek spends most of his personal time designing and implementing his ideas into truck builds. He is currently designing, testing and validating the suspension and chassis designs for the Atlis Motor Vehicles XT and XP.

-	Matthew Wilkins, Mechanical Design Engineer - Matt has an experienced background in a wide variety of fields. While pursuing his Mechanical Engineering degree, he competed in the SAE Super mileage competition as a body design team lead. Matt then pursued his creative side and achieved his Masters in Design, New Product Innovation with Arizona State University. He has worked at TASER International as an industrial designer, performed consumer research, prototyping, and UI design at Nautilus Fitness, and has done freelance design. Matt is our swiss-army-knife here at Atlis, able to grind out CAD work on our platform and body for weeks on end, and then switch gears into creative UI, graphics, and video work at a moment's notice. In his spare time, Matt is a competitive cyclist and ultramarathoner.

-	Liam Burke, Senior Engineer - Liam has a passion for emerging technologies, innovative ideas, and scrappy teams. A mechanical engineer by education, he has worked across a broad range of fields, from manufacturing technologies, to aerospace hardware, to consumer products. Before Atlis, Liam led the consumer engineering team at Axon/Taser, where he planned and developed mechanical, electrical, and software systems. Growing up between Montana and Washington, Liam loves the outdoors and believes a great product should be much like nature: inspiring, durable, sustainable, and simple, yet full of detail.

-	Abel Saucedo, Senior Electrical Engineer - An Electrification enthusiast, Abel has been involved in the EV scene for over 15 years. Throughout his career, he’s designed products across a range of fields, from aerospace hardware, to utility power and consumer products. He also founded his own portable energy company. A home-grown Arizonan, Abel enjoys running, rock climbing and crossfit with his daughter and pups.

Current Roles Being Filled as part of this offering.

VP of Engineering

Atlis Motor Vehicles is seeking and talking with a talented individual with at minimum 10 years of experience in automotive development programs. A preference for electric vehicle development is desired for this position. Startup mindset and a focus on frugal spending will be key. We are primarily seeking individuals who may currently be, or who are currently exiting existing EV startups such as, but not limited to, Faraday Future, Lucid Motors, Tesla, Rivian, and Byton.

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VP of Operations

Atlis Motor Vehicles is seeking and talking with talented individuals with a minimum of 10 years of experience in automotive development and manufacturing programs. A key indicator is an individual with automotive startup experience. This individual must possess key talents in supplier development, operational excellence, and lean startup processes. We are primarily seeking individuals who may currently be, or who are currently exiting existing EV startups such as, but not limited to, Faraday Future, Lucid Motors, Tesla, Rivian, and Byton.

Core Engineering and Technical talent.

Atlis Motor Vehicles currently hiring over 65 engineers with automotive experience or significant talents that will allow them to tackle key technical areas of expertise. Our core focus is on battery, drive systems, vehicle dynamics, vehicle structures, and electronic systems.

Product and Program Management

Atlis Motor Vehicles is currently hiring key leadership roles in program management and product management to lead our technical teams in development of hardware, software, and firmware systems. Each program is divided based on technical and product expertise. These individuals will be key factors in managing expectations, schedules, budgets, and team coordination efforts.

Significant Purchases of Plant and Equipment

Category	Purchase Price
Mechanical Fabrication Equipment (CNCs, Lathes, Laser Cutters, Lifts, Welders, etc.)	$1,620,451
Power Tools	$573
Electrical Equipment (Meters, ESD Tables, Power Supplies, etc.)	$5,128
Battery Fabrication Equipment (Welders, Testers, Safety Equipment, Storage)	$65,352
Quality & Validation Test Equipment	$69,499
Office Equipment (Desks, Conference Rooms, Computers, etc.)	$100,773
Paint Booth	$31,000
TOTAL	$1,892,776

 Liquidity & Capital Resources

As of June 1, 2020, Atlis Motor Vehicles has a balance of $129,638.27 in cash available. As of June 1, 2020 Atlis Motor Vehicles does not have available revolving credit.

PROPERTY

Atlis has occupied 1828 Higley Road, Mesa AZ, for all its operations. The 42,828 Sq. Ft industrial facility is occupied solely by Atlis Motor Vehicles. The facility includes both office space and warehouse space.

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LEGAL PROCEEDINGS

No active legal proceedings are currently pending to which the Company or any of its property are subject. In the first quarter of 2020, two employees separated from the Company under non-amicable terms. While there is no litigation pending, the terminated employees may attempt to assert claims against the Company.

MANAGEMENT

Executive Officer and Director

Our executive officers and directors, and their ages and positions as of the date of this memorandum, are as follows:

Executive Officers	Position	Age	Term of Office	Approximate hours/week
Mark Hanchett	Chief Executive Officer, Director	39	November 9, 2016 - Present	full-time
Annie Pratt	President	28	November 1, 2019 - Present	full-time
Tamica Sears	Vice President of Talent	41	March 1, 2020 - Present	full-time
Michael Konstas	Chief Financial Officer	51	January 1, 2020- April 8, 2020	full-time
Glenn Reese	Executive Vice President of Business Operations	32	February 15, 2019 - February 28, 2020	full-time
Greg Hassler	Executive Vice President of Business Operations	42	July 1 2018 - May 30, 2019	full-time

EXECUTIVE COMPENSATION

2020 projections for the total executive compensation for the three current executive officers and directors at the end of calendar year 2020 is as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Mark Hanchett	Chief Executive Officer	$200,000	$0	$200,000
Annie Pratt	President	$200,000	$0	$200,000
Tamica Sears	VP of Talent	$120,000	$0	$120,000

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As of June 1, 2020, the executive compensation for the five executive officers and directors during 2020 is as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Mark Hanchett	Chief Executive Officer	$63,461.80	$0	$63,461.80
Annie Pratt	Chief of Staff	$43,253.48	$0	$43,253.48
Tamica Sears	Vice President of Talent	$25,000	$0	$25,000
Michael Konstas	Chief Financial Officer	$36,806.57	$0	$36,806.57
Glenn Reese	Executive Vice President - Business Development	$133,333.32	$0	$133,333.32

At the end of calendar year 2019, the executive compensation for the four executive officers and directors during 2019 was as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Mark Hanchett	Chief Executive Officer	$25,000.00	$0	$25,000.00
Annie Pratt	Chief of Staff	$3,424.35	$0	$3,424.35
Glenn Reese	Executive Vice President - Business Development	$4000.00	$0	$4000.00
Greg Hassler	Executive Vice President - Business Operations	$26,636.61	$0	$26,636.61

Total cumulative compensation to all employees in 2019 was $182,176.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the current beneficial ownership of the Company as of April 20, 2020.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Class D stock	Mark Hanchett (1)	10,000,000 shares	0	84.1%
Class D stock	Annie Pratt (1)	1,269,626 shares	1,454,640 shares	10.7%

(1)	Address for Mark Hanchett is 7259 E Posada Avenue, Mesa, AZ 85212. Address for Annie Pratt is 7433 E Princeton Avenue, Scottsdale, AZ 85257.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Name of Entity: Mark Hanchett

Relationship to Company: Officer

Nature/amount of interest in the transaction: Mark Hanchett loaned money to Atlis Motor Vehicles to ensure continued operations in the business.

Material Terms: There are no material terms. Loan will be paid back as appropriate to ensure continued operation of the business. As of January 1, 2020 the company owes Mark Hanchett $10,483.49.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 60,000,000 shares of common stock, $0.0001 par value per share. Atlis Motor Vehicles has several classes of common stock shares.

Class A
Class A common stock has 1 vote per share. As of March 31st, 2020. Atlis Motor Vehicles has issued 4,871,129 Class A shares outstanding.

Class B
Class B common stock has no voting power. This Class B classification is reserved for future issues of common stock.

As of March 1st, 2020. Atlis Motor Vehicles has 0 Class B shares outstanding.

Class C
Class C common stock is Non-participating Preferred Class A common stock. This Class C Class A common stock has 1 vote per share. Class C stock receives non-participating preferred liquidation preference. Upon a sale or transfer of Class C stock, Class C stock shall be converted to Class A stock. Holder of Class C stock has the right to a board seat.

As of March 1st, 2020. Atlis Motor Vehicles has 0 Class C shares outstanding.

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Class D
Class D classification of common stock has 10 votes per share. This Class D classification may be used for future issues of common stock. Upon termination or resignation of employment all Class D stock vested to employee shall convert to the same number of shares of Class A stock.

As of March 31st, 2020. Atlis Motor Vehicles had 12,225,048 Class D shares outstanding.

PENNY STOCK REGULATION

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market

DIVIDEND POLICY

We have never declared or paid cash dividends. We intend to retain earnings, if any, to support the development of the business and therefore, do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

OFFERING INCENTIVES

The Company will provide the following perquisites (“perks”)1 to investors in this offering, in addition to the Shares purchased, at each level of investment defined below, after a subscription for investment is accepted and after Shares are issued to the investor:

For an investment of $500 or more, in addition to the shares of Class A common stock you purchase, you will receive: $500 off the purchase of XT Pickup Truck or subscription membership.

For an investment of $1500 or more, in addition to the shares of Class A common stock you purchase, you will receive: $1500 off the purchase of XT Pickup Truck or subscription membership

_____________________________

1 All perks are not cumulative from previous investments or cumulative from level to level

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For an investment of $5000 or more, in addition to the shares of Class A common stock you purchase, you will receive: $5000 off the purchase of XT Pickup Truck or subscription membership.

For an investment of $20,000 or more, in addition to the shares of Class A common stock you purchase, you will receive: $5000 off the purchase of XT Pickup Truck or subscription membership.

For an investment of $100,000 or more, in addition to the shares of Class A common stock you purchase, you will receive: 100% off the purchase of XT Pickup Truck or subscription membership.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, unless otherwise permitted by applicable law, we do not intend to accept subscriptions from investors in this Offering who reside in certain states, unless the Company’s FINRA-member broker-dealer is approved consummate and process sales to investors in such states. We reserve the right to temporarily suspend and/or modify this Offering and Offering Circular in the future, during the Offering Period, in order to take such actions necessary to enable the Company to accept subscriptions in this Offering from investors residing in such states identified above.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We have retained Jumpstart Securities, LLC as a FINRA registered broker-dealer for this transaction. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular. These provisions apply to all FINRA members participating in this offering, including, but not limited to, Jumpstart Securities, LLC. JumpStart’s compensation includes up to a total maximum of five percent (5%) of the gross proceeds of this Offering for sales commissions. JumpStart Securities will not receive any finders fees, but will receive a commission/brokerage fee of $10,000 plus 1.5% of the aggregate amount of gross proceeds from the offering. Additionally, escrow and technology fees for payment facilitation will equal 3% assuming the offering is completely fulfilled. The maximum amounts of all items of underwriting compensation in connection with this offering, pursuant to FINRA rule 5110(c)(2)(C).

In return for the aforementioned compensation, JumpStart will provide the company: advisory services, marketing, data analytics, background checks, investor accreditation, subscription agreement review, investment limit review, registered agency, data transmission, and back-office activities,

Notwithstanding the retainer of JumpStart Securities as noted above, we may pay selling commissions to other participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Class A common stock shares that they sell. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. As of the date of this Offering Circular, the Company has not retained or engaged with any other broker-dealers, consultants, or finders. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, Class A common stock or warrants to purchase our Class A common stock. We may also issue shares and grant stock options or warrants to purchase our Class A common stock to broker-dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis.

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Our Offering will expire on the first to occur of (a) the sale of all 3,033,981 shares of Class A common stock offered hereby, (b) November 30, 2020, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the ten percent (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

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(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you decide to subscribe for our Class A common stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

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NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Class A common stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

EXPERTS

The financial statements of the Atlis appearing elsewhere in this Offering Circular have been included herein in reliance upon the report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, of LLC, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Class A common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Class A common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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Pursuant to all the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Firm 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized in Mesa, State of Arizona, on June 1, 2020.

Atlis Motor Vehicles, Inc.

By:	/s/ Mark Hanchett
Name: Mark Hanchett
Title: Chief Executive Officer, Director

This offering statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Name	Title	Date
/s/ Mark Hanchett	Mark Hanchett	Chief Executive Officer & Director	6/3/20
/s/ Annie Pratt	Annie Pratt	President & Director	6/3/20
/s/ Annie Pratt	Annie Pratt	Principal Accounting Officer	6/3/20
/s/ Annie Pratt	Annie Pratt	Principal Financial Officer	6/3/20

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ATLIS MOTOR VEHICLES, INC.

Audited Financial Statements For The Years Ended December 31, 2019 and 2018

Independent Auditor’s Report

To Management

Atlis Motor Vehicles, Inc.

Mesa, AZ

We have audited the accompanying balance sheets of Atlis Motor Vehicles, Inc. as of December 31, 2018 and 2019 and the related statements of income, retained earnings, cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the enty’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlis Motor Vehicles, Inc. as of December 31, 2018 and 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

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Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B, certain conditions raise an uncertainty about the Company’s ability to connue as a going concern. Management’s plans in regard to these maers are also described in Note B. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter.

/s Jason Tyra

Jason M. Tyra, CPA, PLLC

Dallas, TX

April 21, 2020

1700 Pacific Avenue, Suite 4710

Dallas, TX 75201

(P) 972-201-9008

(F) 972-201-9008

info@tyracpa.com www.tyracpa.com

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ATLIS MOTOR VEHICLES, INC.

BALANCE SHEET

DECEMBER 31, 2019 AND 2018

	2019	2018
ASSETS
CURRENT ASSETS
Cash	$5,074	$(1,500)

TOTAL CURRENT ASSETS	$5,074	$(1,500)

NON-CURRENT ASSETS
Fixed Assets	$20,648	$20,648
Accumulated Depreciation	$(8,260)	$(4,130)

TOTAL NON-CURRENT ASSETS	$12,388	$16,518

TOTAL ASSETS	$17,462	$15,019

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	-	2,988
Accrued Taxes Payable	32,545	41,531

TOTAL CURRENT LIABILITIES	32,545	44,519

NON-CURRENT LIABILITIES
Related Party Loan	10,483	24,124
Loans Payable	7,737	41,174

TOTAL LIABILITIES	50,765	109,817

SHAREHOLDERS' EQUITY
Common Stock (17,857,143 shares authorized; 16,055,117 issued; $0.0001 par value)	1,605	1,478
Additional Paid in Capital	1,081,914	550,165
Retained Earnings (Deficit)	(1,116,821)	(646,443)

TOTAL SHAREHOLDERS' EQUITY	(33,302)	(94,800)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	17,462	15,018

Audited- See accompanying notes.

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ATLIS MOTOR VEHICLES, INC.

INCOME STATEMENT

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
Operating Income
Sales	$2,287	$-
	$2,275	$-
Gross Profit	$12	$-

Operating Expense
Salaries	$182,176	$209,595
Legal & Professional	$89,159	$77,806
Genearl & Administrative	$89,021	$30,340
Research & Development	$50,428	$106,720
Advertising	$34,141	$147,355
Payroll Taxes	$14,486	$14,563
Depreciation	$4,130	$4,130
Rent	$630	$-

	$464,171	$590,508

Net Income from Operations	$(464,159)	$(590,508)

Other Income (Expense)
Interest Expense	$(6,219)	$(5,354)

Net Income	$(470,378)	$(595,862)

Net Loss Per Share	$(0.03)	$(0.04)

Audited- See accompanying notes.

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ATLIS MOTOR VEHICLES, INC.

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
Cash Flows From Operating Activities
Net Income (Loss) For The Period	$(470,378)	$(595,862)
Change in Accrued Payroll Tax Payable	$(8,987)	$41,531
Change in Accounts Payable	$(2,988)	$2,988
Change in Payroll Corrections	$11	$-
Depreciation	$4,130	$4,130

Net Cash Flows from Operating Activities	$(478,212)	$(547,214)

Cash Flows From Investing Activities
Purchase of Fixed Assets	$-	$(20,648)

Net Cash Flows From Investing Activities	$-	$(20,648)

Cash Flows From Financing Activities
Payment toward Related Party Loan	$(13,641)	$(27,956)
Payment toward Loan Payable	$(33,452)	$41,174
Issuance of Common Stock	$127	$1,478
Increase in Additional Paid In Capital	$531,749	$550,165

Net Cash Flows From Financing Activities	$484,783	$564,861

Cash at Beginning of Period	$(1,500)	$1,500
Net Increase (Decrease) in Cash	$6,571	$(3,001)
Cash at End of Period	$5,075	$(1,500)

Audited- See accompanying notes.

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ATLIS MOTOR VEHICLES, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Common Stock		Additional Paid in	Retained Earnings	Total Stockholders'
	Number	Amount	Capital		Equity
Balance at December 31, 2017	10,000,000	$1,000		$(50,581)	$(49,581)

Issuance of Stock	4,782,630	$478	$550,165	$-	$550,643

Net Income				$(595,862)	$(595,862)

Balance at December 31, 2018	14,782,630	$1,478	$550,165	$(646,443)	$(94,800)

Issuance of Stock	1,272,487	$127	$531,749		$531,876

Net Income				$(470,378)	$(470,378)

Balance at December 31, 2019	16,055,117	$1,605	$1,081,914	$(1,116,821)	$(33,302)

Audited- See accompanying notes.

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ATLIS MOTOR VEHICLES, INC.

NOTES TO FINANCIAL STATEMENTS (AUDITED)

DECEMBER 31, 2019 AND 2018

NOTE A- ORGANIZATION AND NATURE OF ACTIVITIES

Atlis Motor Vehicles, Inc. (“the Company”) is a corporation organized under the laws of Delaware and domiciled in Arizona. The Company intends to develop and manufacture electric vehicles and other energy sustainable products.

NOTE B- GOING CONCERN MATTERS

The financial statements have been prepared on the going concern basis, which assumes that the Company will continue in operation for the foreseeable future. However, management has identified the following conditions and events that created an uncertainty about the ability of the Company to continue as a going concern. The company sustained net losses of $470,378 in 2019 and $595,862 in and had no cash available as of December 31, 2018.

The following describes management's plans that are intended to mitigate the conditions and events that raise substantial doubt about the Company's ability to continue as a going concern. The Company plans to raise additional funds to meet obligations and further operations through a Reg A+ campaign. The Company's ability to meet its obligations as they become due is dependent upon the success of management's plans, as described above.

These conditions and events create an uncertainty about the ability of the Company to continue as a going concern through April 21, 2021 (one year after the date that the financial statements are available to be issued). The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE C- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company’s fiscal year runs through December 31.

Significant Risks and Uncertainties

The Company is subject to customary risks and uncertainties associated with development of new technology including, but not limited to, the need for protection of proprietary technology, dependence on key personnel, costs of services provided by third parties, passing regulatory testing, meeting manufacturing and environmental requirements, the need to obtain additional financing, and limited operating history.

The Company currently has no developed products for commercialization and there can be no assurance that the Company’s research and development will be successfully commercialized. Developing and commercializing a product requires significant capital, and based on the current operating plan, the Company expects to continue to incur operating losses as well as cash outflows from operations in the near term.

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

Stockholders’ Equity

During 2018, the company issued 14,782,630 shares of common stock at Par Value $0.0001.

Fixed Assets

The Company capitalizes assets with an expected useful life of one year or more, and an original purchase price of $1,000 or more. Depreciation is calculated on a straight-line basis over management’s estimate of each asset’s useful life.

Revenue

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

Current revenue is earned by the sale of small merchandise.

Advertising

The Company records advertising expenses in the year incurred.

Accrued Taxes Payable

During 2018 the company accrued $40,831 in payroll taxes payable.

Rent

The company leases a storage space on a month-to-month basis.

Equity Based Compensation

The Company accounts for stock options issued to employees under ASC 718 (Stock Compensation). Under ASC 718, share-based compensation cost to employees is measured at the grant date, based on the estimated fair value of the award, and is recognized as an item of expense ratably over the employee’s requisite vesting period. The Company has elected early adoption of ASU 2018-07, which permits measurement of stock options at their intrinsic value, instead of their fair value. An option’s intrinsic value is defined as the amount by which the fair value of the underlying stock exceeds the exercise price of an option. In certain cases, this means that option compensation granted by the Company may have an intrinsic value of $0.

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The Company measures compensation expense for its non-employee stock-based compensation under ASC 505 (Equity). The fair value of the option issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense and credited to additional paid-in capital.

Income Taxes

The Company applies ASC 740 Income Taxes (“ASC 740”). Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any and the change during the period in deferred tax assets and liabilities. ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

The Company is subject to tax filing requirements as a corporation in the federal jurisdiction of the United States. The Company sustained net operating losses during fiscal years 2019 and 2018. Net operating losses will be carried forward to reduce taxable income in future years. Due to management’s uncertainty as to the timing and valuation of any benefits associated with the net operating loss carryforwards, the Company has elected to recognize an allowance to account for them in the financial statements, but has fully reserved it. Under current law, net operating losses may be carried forward indefinitely.

The Company is subject to franchise and income tax filing requirements in the State of Delaware and Arizona.

Recently Adopted Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In November 2015, the FASB issued ASU (Accounting Standards Update) 2015-17, Balance Sheet Classification of Deferred Taxes, or ASU 2015-17. The guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. For all entities other than public business entities, the guidance becomes effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The adoption of ASU 2015-17 had no material impact on the Company’s financial statements and related disclosures.

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In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230), Restricted Cash, or ASU 2016-18. The amendments of ASU 2016-18 were issued to address the diversity in classification and presentation of changes in restricted cash and restricted cash equivalents on the statement of cash flows which is currently not addressed under Topic 230. ASU 2016-18 would require an entity to include amounts generally described as restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning of period and end of period total amounts on the statement of cash flows. This guidance is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018 for non-public entities. Early adoption is permitted, and the standard must be applied retrospectively. The adoption of ASU 2016-18 had no material impact on the Company’s financial statements and related disclosures.

In May 2014, the FASB issued ASU, 2014-09—Revenue from Contracts with Customers (Topic 606), or ASU 2014-09, and further updated through ASU 2016-12, or ASU 2016-12, which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount to which an entity expects to be entitled to when products are transferred to customers. This guidance is effective for annual reporting periods, and interim periods within those years, beginning December 15, 2018 for non-public entities. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The adoption of ASU 2014-09 had no material impact on the Company’s financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), or ASU 2016-02, which supersedes the guidance in ASC 840, Leases. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. This guidance is effective for annual reporting periods beginning after December 15, 2019 for non-public entities. The adoption of ASU 2016-02 had no material impact on the Company’s financial statements and related disclosures.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-based Payment Accounting, or ASU 2016-09. ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Some of the areas of simplification apply only to non-public companies. This guidance was effective on December 31, 2016 for public entities. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for an entity in any interim or annual period for which financial statements have not been issued or made available for issuance. An entity that elects early adoption must adopt all amendments in the same period. The adoption of ASU 2016-09 had no material impact on the Company’s financial statements and related disclosures.

In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting, or ASU 2017-09, which clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. This guidance is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2017, for both public entities and non-public entities. Early adoption is permitted. The adoption of ASU 2017-09 had no material impact on the Company’s financial statements and related disclosures.

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NOTE D- EQUITY

The Company has authorized the issuance of up to 17,857,143 shares of $0.0001 par value Common Stock, which is the Company’s sole class of equity outstanding. Common shareholders have the right to vote on certain items of Company business at the rate of one vote per share of stock.

Net Income Per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive.

The Company recorded a net loss per share of $.03 and $.04 in the years ended December 31, 2019 and 2018, respectively. The Company had no potentially dilutive securities outstanding during 2019 or 2018.

NOTE E- EQUITY BASED COMPENSATION

The Company’s equity compensation program provides for the grant of equity awards to employees and consultants. During 2019, the Company granted 1,996,674 shares of stock to various advisors and employees. Shares granted as compensation have vesting periods ranging from immediate to three years.

NOTE F- DEBT

In 2017, the company issued a note to a related party in exchange for cash for the purpose of funding continuing operations (“the Related Party Note Payable”). The note does not accrue interest and is payable at a future date to be determined by management. During 2018 and 2017, the Company capitalized no interest related to the note.

In 2018, the company issued a loan payable in exchange for cash for the purpose of funding continuing operations (“the Note Payable”). The note incurs an annual interest rate of 35.6% on any remaining monthly balance. This interest is paid each month on the remaining loan balance. Minimum monthly payments are equal to $4,872.

NOTE G- FAIR VALUE MEASUREMENTS

Fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the highest and best use of the asset or liability. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The Company uses valuation techniques to measure fair value that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized as follows:

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Level 1 - Observable inputs, such as quoted prices for identical assets or liabilities in active markets; Level 2 - Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly, such as quoted prices for similar assets or liabilities, or market-corroborated inputs; and Level 3 - Unobservable inputs for which there is little or no market data which require the reporting entity to develop its own assumptions about how market participants would price the assets or liabilities.

The valuation techniques that may be used to measure fair value are as follows:

Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts, including present value techniques, option pricing models, and excess earnings method. Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).

NOTE H- CONCENTRATIONS OF RISK

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with a limited number of high-quality financial institutions and at times may exceed the amount of insurance provided on such deposits.

NOTE I- SUBSEQUENT EVENTS

Management considered events subsequent to the end of the period but before April 21, 2021, the date that the financial statements were available to be issued.

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PART III
EXHIBIT INDEX

UNDERWRITING AGREEMENT	EX1A-1
ARTICLES OF INCORPORATION	EX1A-2A
BYLAWS	EX1A-2B
AMENDMENTS TO BYLAWS	EX1A-3A
BOARD RESOLUTION	EX1A-3B
SUBSCRIPTION AGREEMENT	EX1A-4
EMPLOYEE AGREEMENTS	EX1A-6A
LEASE AGREEMENT	EX1A-6B
INDEPENDENT AUDITOR'S REPORT	EX1A-9
OPINION RE LEGALITY	EX1A-12
TESTING THE WATERS	EX1A-13
SIGNATURES	EX-96

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